                                                                  EXHIBIT 10.148

                                                                       EXECUTION

                     ONYX ACCEPTANCE RECEIVABLES CORPORATION

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of January 29, 2004

                               EIFFEL FUNDING, LLC

                      VARIABLE FUNDING CAPITAL CORPORATION

                               as Conduit Lenders

                           CDC FINANCIAL PRODUCTS INC.

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                         VARIOUS FINANCIAL INSTITUTIONS

                              as Committed Lenders

                          WACHOVIA CAPITAL MARKETS, LLC

                                 as Group Agent

                           CDC FINANCIAL PRODUCTS INC.

                     as Group Agent and Administrative Agent

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                                TABLE OF CONTENTS

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                                                       SECTION 1.

                                                       DEFINITIONS

1.1. Defined Terms...............................................................................................     2

                                                       SECTION 2.

                                             AMOUNT AND TERMS OF COMMITMENT

2.1. Commitment..................................................................................................     3
2.2. Lender Notes................................................................................................     3
2.3. Availability of Borrowings..................................................................................     4
2.4. Extension of the Committed Lenders' Commitments.............................................................     4
2.5. Mandatory and Optional Prepayments..........................................................................     5
2.6. Interest....................................................................................................     5
2.7. Proceeds....................................................................................................     7
2.8. Collection Account..........................................................................................     7
2.9. Reduction of Commitment.....................................................................................     7
2.10. Taxes......................................................................................................     8
2.11. Certification..............................................................................................     9
2.12. Failure to Provide Certification...........................................................................     9
2.13. Tax Benefit................................................................................................    10
2.14. Conduit Financing..........................................................................................    10
2.15. Fees.......................................................................................................    10
2.16. Hedge Agreement Reserve....................................................................................    10
2.17. Increased Costs; Capital Adequacy; Illegality..............................................................    11
2.18. Breakage Costs.............................................................................................    12
2.19. Additional Lending Groups..................................................................................    13

                                                       SECTION 3.

                                             REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of Recco.....................................................................    13

                                                       SECTION 4.

                                                  CONDITIONS PRECEDENT

4.1. Conditions to Effectiveness.................................................................................    17
4.2. Conditions to Each Loan.....................................................................................    20

                                                       SECTION 5.

                                                  AFFIRMATIVE COVENANTS

5.1. Financial Statements........................................................................................    21
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5.2. Certificates; Other Information.............................................................................    21
5.3. Payment of Obligations......................................................................................    22
5.4. Conduct of Business and Maintenance of Existence............................................................    22
5.5. Maintenance of Property; Insurance..........................................................................    22
5.6. Inspection of Property; Files, Books and Records; Discussions...............................................    22
5.7. Notices.....................................................................................................    22
5.8. Delivery of Other Reports...................................................................................    23
5.9. Annual Certificate..........................................................................................    23
5.10. Further Assurances.........................................................................................    23
5.11. Independent Director.......................................................................................    23
5.12. Instructions to Obligors...................................................................................    24
5.13. Cooperation in Making Calculations.........................................................................    24
5.14. Interest Rate Hedge Mechanisms.............................................................................    24
5.15. Contract Files.............................................................................................    24
5.16. Separate Existence.........................................................................................    24

                                                      SECTION 6.

                                                  NEGATIVE COVENANTS

6.1. Limitation on Debt..........................................................................................    26
6.2. Limitation on Liens.........................................................................................    26
6.3. Limitation on Fundamental Changes...........................................................................    26
6.4. Limitation on Sale of Assets................................................................................    26
6.5. Purchased Contracts.........................................................................................    26
6.6. Limitation on Dividends.....................................................................................    26
6.7. Limitation on Capital Expenditures..........................................................................    27
6.8. Limitation on Investments, Loans and Advances...............................................................    27
6.9. Transactions with Affiliates................................................................................    27
6.10. Sale and Leaseback.........................................................................................    27
6.11. Corporate Documents........................................................................................    27
6.12. Capital Stock..............................................................................................    27
6.13. Fiscal Year................................................................................................    27
6.14. Limitation on Negative Pledge Clauses......................................................................    27
6.15. Activities of Recco........................................................................................    27
6.16. Agreements.................................................................................................    28
6.17. Bank Accounts..............................................................................................    28
6.18. Successor Servicer.........................................................................................    28
6.19. Servicing of Contracts.....................................................................................    28
6.20. Prohibitions Regarding Subordinated Note...................................................................    28
6.21. Lock-Box Banks.............................................................................................    29
6.22. Contract Files.............................................................................................    29
6.23. Material Adverse Effect....................................................................................    29

                                                      SECTION 7.

                                              WIND-DOWN EVENTS; REMEDIES

7.1. Wind Down Events............................................................................................    29
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                                      -ii-

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                                                      SECTION 8.

                                                 INVESTMENT MANAGEMENT

8.1. Permitted Investments.......................................................................................    29

                                                      SECTION 9.

                          THE ADMINISTRATIVE AGENT, THE GROUP AGENTS AND THE SURETY PROVIDER

9.1. Authorization and Action....................................................................................    29
9.2. Delegation of Duties........................................................................................    30
9.3. Exculpatory Provisions......................................................................................    30
9.4. Reliance....................................................................................................    30
9.5. Notice of Wind-Down Events..................................................................................    31
9.6. Non-Reliance on Lenders.....................................................................................    31
9.7. Administrative Agent and Group Agents in their Individual Capacities........................................    32
9.8. Resignation by the Administrative Agent.....................................................................    32
9.9. Resignation by a Group Agent................................................................................    33

                                                      SECTION 10.

                                                     MISCELLANEOUS

10.1. Amendments and Waivers.....................................................................................    33
10.2. Notices....................................................................................................    34
10.3. No Waiver; Cumulative Remedies.............................................................................    35
10.4. Survival of Representations and Warranties.................................................................    36
10.5. Payment of Expenses and Taxes..............................................................................    36
10.6. Assignments and Participations.............................................................................    37
10.7. Termination................................................................................................    39
10.8. Counterparts...............................................................................................    40
10.9. Severability...............................................................................................    40
10.10. Integration...............................................................................................    40
10.11. GOVERNING LAW.............................................................................................    40
10.12. SUBMISSION TO JURISDICTION; WAIVERS.......................................................................    40
10.13. Acknowledgments...........................................................................................    41
10.14. WAIVER OF JURY TRIAL......................................................................................    41
10.15. No Bankruptcy Petition; No Recourse.......................................................................    41
10.16. The Lenders' Credit Decision..............................................................................    42
10.17. Confidentiality...........................................................................................    42
10.18. Binding Effect............................................................................................    43
10.19. Third-Party Beneficiary...................................................................................    44
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LENDER ANNEXES

ANNEX A                 VFCC LENDERS ANNEX
ANNEX B                EIFFEL LENDERS ANNEX

                                     -iii-

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EXHIBITS

EXHIBIT A    -    DEFINITIONS LIST
EXHIBIT B    -    [Reserved]
EXHIBIT C    -    [Reserved]
EXHIBIT D    -    NOTICE OF BORROWING
EXHIBIT E    -    SECURITY AGREEMENT
EXHIBIT F    -    FORM OF LOCK-BOX AGREEMENT
EXHIBIT G         FORM OF INTEREST RATE HEDGE ASSIGNMENT ACKNOWLEDGEMENT
EXHIBIT H    -    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT I    -    HEDGE SPREADSHEET
EXHIBIT J    -    ISDA MASTER AGREEMENT AND SCHEDULE
EXHIBIT K         FORM OF JOINDER AGREEMENT

                      AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 29, 2004 (the "Credit Agreement" or this "Agreement"), among

                  (i) ONYX ACCEPTANCE RECEIVABLES CORPORATION, a Delaware corporation ("Recco"),

                  (ii) CDC FINANCIAL PRODUCTS INC., a Delaware corporation ("CDC FP") as Administrative Agent (in such capacity the "Administrative Agent"),

                  (iii) EIFFEL FUNDING, LLC ("Eiffel"), a Delaware limited liability company VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation ("VFCC"), and other Persons which are or may become parties hereto as conduit lenders (each a "Conduit Lender" and collectively the "Conduit Lenders"),

                  (iv) CDC FP, WACHOVIA BANK, NATIONAL ASSOCIATION a national banking association ("Wachovia"), and the various financial institutions and Persons which are or may become parties hereto as committed lenders (each in such capacity, a "Committed Lender", collectively the "Committed Lenders" and, together with the Conduit Lenders, the "Lenders" and each a "Lender"),

                  (v) CDC FP, as group agent for the Eiffel Lenders (in such capacity the "Eiffel Group Agent") and WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company, as group agent for the VFCC Lenders (the "VFCC Group Agent"), and other Persons which are or may become group agents for respective Lending Groups (in such capacity, each a "Group Agent" and collectively the "Group Agents"), amends and restates the Credit Agreement, dated as of January 9, 2003, among Recco, Eiffel and CDC FP (the "Original Credit Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Sale Agreement, Recco purchases certain Contracts from time to time from Onyx Acceptance Corporation, a Delaware corporation (the "Seller") and the Seller acts as Servicer of the Purchased Contracts;

         WHEREAS, Recco from time to time requests that Lenders make Loans to Recco, the proceeds of which are used to purchase Contracts from the Seller in accordance with the terms of the Sale Agreement;

         WHEREAS, as collateral security for its obligations under the Original Credit Agreement, Recco has collaterally assigned the Purchased Contracts, its rights under the Sale Agreement, all of its right, title, interest in and to the Lock-Boxes and the Collection Account to

JPMorgan Chase Bank (the "Collateral Agent") for the benefit of the holders of the Obligations pursuant to the Security Agreement, as amended;

         WHEREAS, XL Capital Assurance Inc. (the "Surety Provider"), Recco, the Seller and the Lenders have entered into the Insurance Agreement, as amended, pursuant to which, among other things, the Surety Provider has issued a surety bond to the Lenders to guarantee repayment of the Loans;

         WHEREAS, subject to the terms and conditions set forth herein, each of the Lenders is willing to make the Loans to Recco

         WHEREAS, Recco, Eiffel and CDC FP desire to amend and restate the Original Credit Agreement in certain respects, including, among other things, naming CDC FP as Administrative Agent;

         WHEREAS, VFCC wishes to become a party to the Credit Agreement as a Conduit Lender, Wachovia Bank wishes to become a party to the Credit Agreement as a Committed Lender and Wachovia Securities wishes to become a party to the Credit Agreement as a Group Agent;

         NOW, THEREFORE, Recco, Eiffel, CDC FP, VFCC, Wachovia Bank and Wachovia Securities have agreed to amend and restate the Original Credit Agreement in its entirety as follows:

                             SECTION 1. DEFINITIONS

         1.1. Defined Terms. (a) As used in this Agreement, the Lender Notes, the Security Agreement or any certificate or other document made or delivered pursuant hereto or thereto, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Agreement, which is incorporated herein by reference and attached as Exhibit A hereto (the "Definitions List").

         (b) As used herein, in the Lender Notes and in the Security Agreement, or any certificate or other document made or delivered pursuant hereto and thereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) Capitalized terms used herein, in the Lender Notes and in the Security Agreement shall be equally applicable to both the singular and plural forms of such terms.

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                    SECTION 2. AMOUNT AND TERMS OF COMMITMENT

         2.1. Commitment. Subject to the terms and conditions hereof, Recco may request revolving credit loans (each, a "Loan") from the Lenders from time to time during the Commitment Period in an aggregate amount not to exceed the Total Commitment. Upon receipt of each Notice of Borrowing:

         (a) each Conduit Lender may, in its sole discretion, make its Share of such Loans to Recco; and

         (b) in the event that a Conduit Lender declines to make its Share of such Loans to Recco as part of any requested Notice of Borrowing, such Conduit Lender's related Committed Lender agrees to make such Loans to Recco following receipt by the applicable Group Agent of a Notice of Borrowing;

provided, however, that in no event shall any Lender make any Loan, if, after giving effect to such Loan, any of (a) the Outstanding Principal Amount would exceed the Maximum Program Amount, (b) a Borrowing Base Deficiency would exist, or (c) with respect to such Lender, its Group Outstanding Principal Amount (after giving effect to such Loan) exceeds its Group Commitment. The proceeds of such Loans shall be made available to Recco in accordance with Section 2.3. During the Commitment Period, Recco may borrow, prepay the Loans in whole or in part, and reborrow, all in accordance with the terms and conditions hereof.

         2.2. Lender Notes. Each Loan made by a Lender shall be evidenced by a single promissory note of Recco, substantially in the form set forth in the Lenders Annex with respect to such Lender (each as amended, modified, extended or replaced from time to time, a "Lender Note"), payable as set forth on such Lenders Annex. Each Group Agent shall record the date and amount of its respective Lending Group's Loans made and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error. The Administrative Agent on behalf of all the Lenders and each Group Agent shall, on behalf of each respective Lending Group, maintain a register (the "Register") for the recordation of (i) the names and addresses of the Lenders and any assignees of any Lender and (ii) the Commitment of, and the principal amount and interest of the Loans owing to, each Lender or assignee from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Recco, each Lender and assignee, and the Administrative Agent and each Group Agent shall treat each Person whose name is recorded in the Register as the owner of the Loans for all purposes of this Agreement. Notwithstanding anything to the contrary, any assignment of any Loan or Commitment shall be effective only upon appropriate entries with respect thereto being made in the Register in the absence of manifest error. Each Lender Note shall (a) be dated the date of issuance thereof, or, with respect to any amendment thereof, the date of such amendment, (b) be stated to mature on the Scheduled Maturity Date and (c) provide for the payment of interest in accordance with Section 2.6.

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         2.3. Availability of Borrowings.

         (a) Recco may request Loans on any Business Day during the Commitment Period by delivering to the Administrative Agent prior irrevocable notice (with a copy delivered to the Surety Provider and to each Group Agent) of each borrowing in the form of Exhibit D hereto ("Notice of Borrowing") by 11:00 A.M. (New York City time) on the Business Day prior to a Borrowing Date which shall specify the (a) Borrowing Date for such borrowing, and (b) the amount of the Loan requested. The Administrative Agent shall promptly determine and notify each Group Agent of each Lender's Share of such Loan requested. Each Lender shall make Loans during the Commitment Period as follows:

                  (i) upon each Group Agent's receipt of each Notice of Borrowing, the Group Agent shall promptly determine whether the Conduit Lenders or the Committed Lenders of its Lending Group will participate in the funding of the requested borrowing;

                  (ii) upon such determination as described in clause (i) above, each Group Agent shall promptly notify the Administrative Agent, who in turn shall promptly notify Recco and the Surety Provider of the results of such determination.

         (b) Each Loan shall be in an amount at least equal to $500,000 (except the initial Loan to be funded by the VFCC Lenders, which shall be in a minimum amount of $5,000,000) or integral multiples of $100,000 in excess thereof. Any Notice of Borrowing shall be irrevocable. Recco shall indemnify the Lenders and hold the Lenders harmless from any related Breakage Costs that the Lenders may sustain or incur as a consequence of Recco's failure to complete a Loan after submission of a Notice of Borrowing (other than due to a default by a Lender).

         (c) Each applicable Lender shall use its best efforts to place the proceeds of such Loans on wire transmission to the Recco Account by 2:00 P.M. (New York time) on the Borrowing Date.

         2.4. Extension of the Committed Lenders' Commitments. (a) Each Committed Lender's Commitment shall terminate on the Commitment Termination Date. Notwithstanding the foregoing and provided no Wind-Down Event has occurred, not more than 90 days prior to the Scheduled Termination Date in effect from time to time, Recco may request that the Lenders and the Surety Provider consent to extend the Scheduled Termination Date for an additional 364-day period.

         (b) The Committed Lenders, the Conduit Lenders and the Surety Provider shall each make a determination in their sole discretion as to whether or not they will agree to extend the Scheduled Termination Date. The Administrative Agent and the Surety Provider shall advise Recco in writing whether the foregoing request has been granted within thirty (30) days after such request has been made and whether such consent is subject to satisfaction of any conditions precedent. If any such request is not granted within thirty (30) days after such request has been made by Recco (the "Consent Period"), the Scheduled Termination Date shall remain unchanged. The Scheduled Termination Date shall be extended only upon the consent of one or more Committed Lenders (the "Consenting Lenders") and the Surety Provider. If so extended, the Scheduled Termination Date, as to the Consenting Lenders, shall be extended as provided in

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the Consenting Lenders' and Surety Provider's confirmatory written notice (which notice shall be delivered to Recco within thirty (30) days after such request was made) upon satisfaction of any conditions precedent specified therein. The Scheduled Termination Date as to any Committed Lender or Conduit Lender that is not a Consenting Lender shall remain unchanged.

         (c) No extension pursuant to this Section 2.4 shall be effective with respect to a Lender that (i) by a notice (a "Withdrawal Notice") delivered to the Administrative Agent during the Consent Period, declines to consent to such extension or (ii) has failed to respond to the Administrative Agent within the Consent Period (each such Lender giving a Withdrawal Notice or failing to respond in a timely manner being called a "Withdrawing Lender").

         2.5. Mandatory and Optional Prepayments.

         (a) Prior to the Commitment Termination Date, Recco shall, on each Business Day (each, a "Mandatory Payment Date") on which a Borrowing Base Deficiency exists on such Business Day (whether or not the Administrative Agent or any Group Agent notifies Recco of such Borrowing Base Deficiency), repay the principal of all Loans in the amount necessary to cure such Borrowing Base Deficiency. Any such repayment shall be applied to reduce the Group Outstanding Principal Amounts pro rata. Recco shall give the Administrative Agent and the Group Agents notice of the amount payable by 10:00 A.M. (New York City time) on such Mandatory Payment Date. Recco shall make such payment by 2:00 P.M. (New York City time) on the applicable Mandatory Payment Date by depositing such amount (and any other amounts owed to the Lenders under Section 4 of the Security Agreement) in the Collection Account in immediately available funds. Upon notice given by a Group Agent, Recco shall indemnify the Lenders and hold the Lenders harmless from any related Breakage Costs which such Lenders may sustain or incur as a consequence of such mandatory repayment. On and after the Commitment Termination Date, principal on the Loans shall be paid as provided in
Section 5 of the Security Agreement.

         (b) Recco may at any time and from time to time prepay the Loans, in whole or in part, ratably among the Lenders, without premium or penalty, upon at least two (2) Business Days' irrevocable notice to the Administrative Agent, the Group Agents and to the Surety Provider, specifying the date and amount of prepayment; provided that, upon notice given by the Administrative Agent and the Group Agents, Recco shall indemnify the Lenders and hold the Lenders harmless from any related Breakage Costs which such Lenders may sustain or incur as a consequence of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

         (c) On each Liquidation Day, Recco shall prepay all amounts outstanding under the Lender Notes and this Agreement ratably among the Lenders to the extent of amounts on deposit in the Collection Account available on each such day and in the order set forth in Section 5(b) of the Security Agreement.

         2.6. Interest. (a) Recco hereby promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made until such Loan is paid in full (or, in the case of a CP Loan, refinanced with an Alternative Rate Loan), as follows:

                  (i) during each Interest Period applicable to a CP Loan, at a rate per annum equal to the sum of (A) the related Conduit Lender's CP Rate applicable to such Interest Period, plus (B) the Applicable Margin;

                  (ii) during each Interest Period applicable to an Alternative Rate Loan, at a rate per annum equal to the related Alternative Rate plus the Applicable Margin applicable to such Interest Period; and

                  (iii) notwithstanding the provisions of the preceding clauses
         (i) and (ii), in the event that a Wind-Down Event has occurred and is continuing, at a rate per annum equal to the Default Rate. After the date the principal amount of any Loan is due and payable (whether on the Scheduled Termination Date, upon acceleration or otherwise) or after any other monetary Obligation of Recco arising under this Agreement shall become due and payable, Recco shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate.

No provision of this Agreement or the Lender Notes shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         (b) Interest accrued on each Loan shall be payable by 2:00 PM (New York City time) on each Scheduled Interest Payment Date and on the date of any prepayment of such Loan.

         (c) Each Group Agent shall from time to time advise the Administrative Agent, Recco, the Surety Provider and the Servicer whether each of its respective Lending Group's Loans is a CP Loan or an Alternative Rate Loan and of the interest rate applicable to each Interest Period thereof. Each Conduit Lender shall use its reasonable efforts to fund all or substantially all of the Loans as CP Loans (it being understood that if Eiffel is not able to issue sufficient Commercial Paper Notes to fund all of its assets at such time and no Wind-Down Event has occurred and is continuing, Eiffel shall, at least, fund the Loans pro rata with its other non-defaulted assets with Commercial Paper Notes); provided that any Group Agent may determine, at any time and in its sole discretion, that the CP Rate is unavailable or otherwise not desirable with respect to Loans made by Conduit Lenders of its Lending Group, in which case the related Loans from such Conduit Lenders will be Alternative Rate Loans (unless the Default Rate is in effect).

         (d) If prior to the first day of any Interest Period with respect to any LIBOR Rate Loans:

                  (i) the Committed Lender, which holds such LIBOR Rate Loan, shall have determined (which determination shall be conclusive and binding upon Recco) that, by reason of circumstances affecting its relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

                  (ii) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Committed Lender (as conclusively certified by such Committed Lender) of making or maintaining their affected Loans during such Interest Period, the Group Agent for such Committed Lender shall give facsimile or telephonic notice thereof to Recco as soon as practicable thereafter. If such notice is given (A) any LIBOR Rate Loans by such Committed Lender requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (B) any outstanding LIBOR Rate Loans held by such Committed Lender shall be converted on the last day of the then current Interest Period to Base Rate Loans. Until such notice has been withdrawn by the Group Agent for such Committed Lender, no further LIBOR Rate Loans shall be made or continued as such by such Committed Lender.

         2.7. Proceeds. The proceeds of the Loans shall be used by Recco solely to purchase Contracts from the Seller pursuant to the Sale Agreement and to deposit amounts to the Hedge Account Reserve Account on each Hedge Trade Date to the extent necessary to cause the amount on deposit therein to equal the Hedge Agreement Reserve Account Required Amount.

         2.8. Collection Account. Recco has established, on or prior to the date hereof, a bank account (No. 4047105606) at Wells Fargo Bank in the name of the Collateral Agent for the benefit of the holders of the Obligations (the "Collection Account"). Recco shall, and shall cause the Servicer to, deposit all Collections to the Clearing Account on the next Business Day after Collections are received in the Lock-Boxes and on the next Business Day after Collections are received in any other manner, and to transfer all Collections on deposit in the Clearing Account to the Collection Account on the next Business Day after such Collections are received by the Servicer in the Clearing Account. Recco shall make transfers and withdrawals from the Collection Account solely as permitted by the terms and conditions of the Security Agreement.

         2.9. Reduction of Commitment.

         (a) Recco shall have the right from time to time, upon not less than five Business Days' notice to the Lenders, the Surety Provider, the Administrative Agent and the Group Agents, to reduce the Total Commitment to an amount not less than the aggregate principal amount of the Loans outstanding; provided, however, that such reduction shall be applied to reduce each Group's Commitment pro rata, and provided further, that in no event shall the Total Commitment be reduced to less than $50,000,000. Each such reduction shall be in an amount equal to $5,000,000 or any multiple thereof and shall reduce permanently the Total Commitment then in effect. On the date any such reduction is effective, Recco shall pay to each Group Agent for the benefit of the Committed Lenders in its Lending Group any accrued and unpaid commitment fee as of such date on the amount of its Commitment so reduced and to the Surety Provider any accrued and unpaid XLCA Premium (as defined in the Premium Letter) as of such date on the amount of its Commitment so reduced. No reduction shall be permitted under this Section 2.9 if after giving effect to such reduction, the Total Commitment is less than the Outstanding Principal Amount and no such reduction shall reduce any Group Commitment to an amount that is less than the Group Outstanding Principal Amount for the related Lending Group.

         (b) Notwithstanding any other provision herein, the Total Commitment shall be adjusted on any Scheduled Termination Date by the difference between
(i) the Group Commitment of any Withdrawing Lender and (ii) the amount of the Group Commitment of any Additional Lending Group that becomes party hereto at such time.

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         2.10. Taxes. Except to the extent required by applicable law, all payments made by Recco under this Agreement and the Lender Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority having taxing authority, excluding (i) income taxes, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Lenders, as a result of any connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and the Lenders (excluding a connection arising solely from the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Lender Notes), (ii) in the case of any Foreign Lender, any taxes that are in effect and that would apply to a payment hereunder or under any other document made or delivered pursuant hereto made to such Foreign Lender as of the date such Foreign Lender becomes a party to this Agreement, or in the case of any other Lender which changes its lending office with respect to the Lender Notes to an office outside the U.S., any taxes that are in effect and would apply to a payment to such Lender as of the date of the change of the lending office and (iii) in the case of a Foreign Lender, any taxes resulting from the addition of a "limitation of benefits" provision to an applicable tax treaty which did not have a limitation of benefits provision at the time such Foreign Lender became a party to this Agreement (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). Notwithstanding the foregoing, the term "Taxes" shall include, with respect to a Foreign Lender that becomes a party to this Agreement as a result of an assignment or a lender that changes its lending office to an office outside the U.S., taxes (or a portion thereof) that would have constituted Taxes in the hands of the assigning (or transferring) bank (or lending office) under the preceding sentence as of the date of such assignment or change in the lending office. If any Taxes are required to be withheld from any amounts payable hereunder or under the Lender Notes, the amounts so payable to the Lenders shall be increased to the extent necessary to yield to the Lenders (after payment of all Taxes) interest or any such other amounts payable hereunder or under the Lender Notes at the rates or in the amounts specified in this Agreement and the Lender Notes. Whenever any Taxes are payable by Recco, Recco will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. If Recco fails to pay any Taxes when due to the appropriate taxing authority, Recco shall indemnify each Lender for any incremental Taxes, interest or penalties that such Lender is legally required to pay as a result of any such failure unless such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such Lender. After a Lender receives written notice of the imposition of the Taxes which are subject to this Section 2.10, such Lender will act in good faith to promptly notify Recco of its obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of such Lender under this Section 2.10. The Lenders agree that they will use reasonable efforts (consistent with each such Lender's internal policy and legal and regulatory restrictions and so long as such efforts would not be materially disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such designation would reduce or obviate the need for Recco to withhold Taxes. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Lender Notes. Each Lender agrees that it will (i) take all reasonable actions reasonably requested by Recco in writing that are without material risk and cost to such Lender and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and (ii) to the extent reasonable and without material risk and cost to it, otherwise cooperate with Recco to minimize any amounts payable by Recco under this Section 2.10; provided, however, that in each case, any cost relating to such action or cooperation requested by Recco shall be borne by Recco.

         2.11. Certification. Each Lender that is not a Foreign Lender shall deliver to Recco, and if applicable, the assigning Lender, on or before the date on which it becomes a party to this Agreement, two duly completed and signed copies of IRS Form W-9. Each Foreign Lender shall deliver to Recco, and if applicable, the assigning Lender, on or before the date on which it becomes a party to this Agreement either:

         (a) two duly completed and signed copies of either IRS Form W-8BEN (claiming an exemption from or a reduction in U.S. withholding tax under an applicable treaty) or its successor form or IRS Form W-8ECI (claiming an exemption from U.S. withholding tax as effectively connected income) or its successor form and related applicable forms, as the case may be; or

         (b) in the case of a Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of clause (a) hereof, (x) a statement to the effect that such Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of IRS Form W-8BEN or successor and related applicable form.

         Further, each Foreign Lender agrees to deliver to Recco, and if applicable, the assigning Lender, two further duly completed and signed copies of the applicable Forms described above, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it in accordance with applicable U.S. laws and regulations and to deliver promptly to Recco, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by Recco from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Foreign Lender became a party to this Agreement which renders all such forms inapplicable or which would prevent such Lender from properly completing and executing any such form with respect to it and such Lender promptly notifies Recco if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 2.11.

         2.12. Failure to Provide Certification. Recco shall not be required to pay any increased amounts or indemnify any Foreign Lender with respect to Taxes pursuant to Section 2.10 if the obligation to withhold or indemnify with respect to such Taxes results from, or would not have occurred but for, the failure of any Foreign Lender to deliver the forms described in Section 2.11 in the manner and at the times specified in such paragraphs; provided, however, that Recco shall be required to pay any Taxes resulting from a change in law (or interpretation thereof) that becomes effective after the date hereof (other than, in the case of a tax treaty which does not have a "limitation of benefits" provision, the addition of a limitation of benefits provision to such treaty). A Foreign Lender shall not be required to deliver any form or statement pursuant to Section 2.11 that such Foreign Lender is not legally able to deliver.

         2.13. Tax Benefit. If and to the extent that any Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on Recco to pay any amounts pursuant to Section 2.10, then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender, reimburse to Recco at such time as such tax credit or benefit shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such Taxes had not been required.

         Nothing in this Section 2.13 shall oblige any Lender to disclose to Recco or any other Person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

         2.14. Conduit Financing. Notwithstanding anything to the contrary contained in this Agreement, if a Lender is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the Treasury regulations issued thereunder) with respect to any payments made by Recco under this Agreement or under any other document made or delivered pursuant hereto, Recco shall not be obligated to pay additional amounts to such Lender pursuant to Section 2.10 to the extent that the amount of Taxes exceeds the amount that would have been otherwise payable had such lender not been a conduit entity participating in a conduit financing arrangement.

         2.15. Fees. Recco agrees to pay to the Surety Provider, the Administrative Agent, each Group Agent, and each Lender the Fees in the amounts and on the dates set forth in the Fee Letters.

         2.16. Hedge Agreement Reserve.

         (a) On or prior to the Hedge Trade Date with respect to any Hedge Agreement, Recco shall cause the Collateral Agent to establish with and maintain in the name of the Collateral Agent a bank account (the "Hedge Agreement Reserve Account") and shall cause to have deposited therein the amount necessary to cause the amount on deposit therein to equal the Hedge Agreement Reserve Account Required Amount from the net proceeds of any Loan made on such Hedge Trade Date.

         (b) In the event that there are insufficient funds on deposit in the Collection Account to enable the Servicer to make the scheduled net fixed rate payment payable by Recco under each Hedge Agreement pursuant to Section 4(b)(i) of the Security Agreement or clause third of

Section 5(b) of the Security Agreement (a "Hedge Payment Shortfall"), then the Servicer shall, upon written directions from the Controlling Party, withdraw the Hedge Agreement Reserve Account Withdrawal Amount from the Hedge Agreement Reserve Account and deposit such Hedge Agreement Reserve Account Withdrawal Amount into the Collection Account no later than 12:00 noon, New York City time, on the Business Day prior to the related Determination Date.

         (c) In the event that the amount on deposit in the Hedge Agreement Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Business Day on a Determination Date) is greater than the Hedge Agreement Reserve Account Required Amount on any Determination Date, the Servicer shall distribute, upon written directions from the Controlling Party, all such amounts to Recco. Upon any such distribution to Recco, neither the Collateral Agent nor the Seller shall have any further rights in, or claims to, such amounts.

         (d) In the event that on any Determination Date, the amount on deposit in the Hedge Agreement Reserve Account shall be less than the Hedge Agreement Reserve Account Required Amount, the amounts remaining after the payment of the amounts set forth in Section 4(b)(i) through (xiv) of the Security Agreement or clauses first through twelfth of Section 5(b) of the Security Agreement, as applicable, up to an amount equal to such shortfall, shall be deposited by the Servicer, upon written directions from the Controlling Party, to the Hedge Agreement Reserve Account on such Determination Date.

         (e) Following the termination of any Hedge Agreement and payment of all amounts due thereunder, any amount then allocated to the Hedge Agreement Reserve Account on account of such Hedge Agreement shall be distributed to Recco.

         2.17. Increased Costs; Capital Adequacy; Illegality.

         (a) If, after the Closing Date, either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by any Lender or any Affiliate of a Lender (each, an "Affected Party") with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall
(A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to a Loan hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting a Loan or a Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), Recco shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

         (b) If, after the Closing Date, either (i) the introduction of or any change in or in the interpretation of any Applicable Law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any Applicable Law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten
(10) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), Recco shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (or an accounting rule or guideline under the Generally Accepted Accounting Principles of any country applicable to such Affected Party) shall constitute an adoption, change, request or directive subject to this Section 2.17(b).

         (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this Section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of a Conduit Lender hereunder, then within ten (10) days after demand by such Affected Party, Recco shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

         (d) In determining any amount provided for in this Section 2.17, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to Recco a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

         (e) If a Lender shall notify its Group Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, such Group Agent shall in turn so notify Recco, whereupon all Loans in respect of which interest accrues at the Adjusted Eurodollar Rate shall immediately be converted into Loans in respect of which interest accrues at the Base Rate for such Lender's Lending Group.

         (f) Notwithstanding anything to the contrary contained in this Section 2.17, amounts required to be paid by Recco pursuant to this Section 2.17 shall not constitute a claim against Recco to the extent Recco does not have sufficient funds to make payment thereof (it being understood that funds of Recco available for such purpose shall be limited to amounts distributed to Recco pursuant to the Security Agreement).

         2.18. Breakage Costs. Recco shall pay to each Group Agent for the account of the Lenders in its respective Lending Group, upon the request of such Group Agent, such amount or amounts as shall compensate the related Lender for any loss, cost or expense (but excluding lost profits) incurred by such Lender (as determined by the Group Agent on behalf of the Lenders in its Lending Group, in the Group Agent's sole discretion) as a result of (a) the failure of Recco to obtain a Loan after submission of a Notice of Borrowing (other than due to a default by a Lender) or
(b) any prepayment of a Loan made pursuant to Section 2.5(b) or (c) any mandatory prepayment made pursuant to Section 2.5(a) (the "Breakage Costs"). Notwithstanding anything to the contrary contained in this Section 2.18, amounts required to be paid by Recco pursuant to this Section 2.18 shall not constitute a claim against Recco to the extent Recco does not have sufficient funds to make payment thereof (it being understood that funds of Recco available for such purpose shall be limited to amounts distributed to Recco pursuant to the Security Agreement).

         2.19. Additional Lending Groups. On the Scheduled Termination Date or on any Determination Date, Recco shall have the right to replace any Lending Group related to a Withdrawing Lender or otherwise make party to this Agreement one or more Lending Groups (each an "Additional Lending Group") and related Group Agents, each of which shall have entered into a Joinder Agreement or an Assignment and Acceptance, pursuant to which the Committed Lender of such Additional Lender Group shall agree to make Loans hereunder. The right of Recco to add an Additional Lending Group shall be subject to the conditions that (i) the Group Commitment of the Additional Lending Group shall be in no event less than $25,000,000, (ii) each of the Lenders of the Additional Lending Group and the related Group Agent shall be an Eligible Assignee, (iii) in the case of a Joinder Agreement, (A) the parties to such Joinder Agreement shall have agreed to reimburse the Administrative Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such Joinder Agreement and (B) each Person that becomes a Lender under a Joinder Agreement shall agree to be bound by the confidentiality provisions of Section 10.17 hereto, (iv) there shall be no increased costs, expenses or taxes incurred by the Administrative Agent, Onyx or Recco upon the execution of such Joinder Agreement and (v) with respect to an Assignment and Acceptance, the conditions set forth in Section 10.6 shall have been met.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of Recco. To induce the Administrative Agent, the Group Agent and the Lenders to enter into this Agreement and to make the Loans, and to induce the Surety Provider to issue the Surety Bond, Recco hereby represents and warrants to the Lenders that, as of the Closing Date and each Borrowing Date:

         (a) Financial Condition. The balance sheet of Recco provided as of September 30, 2003 and the related statements of income and of cash flows for the nine (9) month period then ended, and the additional balance sheets of Recco and related statements of income and cash flows furnished pursuant to Section 5.1(a), in each case certified by a Responsible Officer, are complete and correct and present fairly the financial condition of Recco as of such date, and the results of its operations and its consolidated cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except for year-end adjustments) applied consistently throughout the period involved (except as approved by such Responsible Officer and as disclosed therein).

Except for Debt created under this Agreement and the other Operative Documents, Recco does not have, and at the date of the balance sheet referred to above, did not have any Debt, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction; provided, however, that Recco may have Debt or contingent liability pursuant to the obligations of Recco under a securitization transaction insured or approved by the Controlling Party.

         (b) Corporate Existence; Compliance with Law. Recco (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law.

         (c) Corporate Power; Authorization; Enforceable Obligations. Recco has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other Operative Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other Operative Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party. All consents or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Operative Documents to which it is a party have been so obtained, made or received. This Agreement and each other Operative Document to which it is a party has been duly executed and delivered on behalf of Recco. This Agreement and each other Operative Document to which it is a party constitutes a legal, valid and binding obligation of Recco enforceable against Recco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (d) No Legal Bar. The execution, delivery and performance of this Agreement and the other Operative Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Recco and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         (e) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of Recco after due inquiry, threatened by or against Recco or against any of its properties or revenues (i) with respect to this Agreement or the other Operative Documents or any of the transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse Effect.

         (f) No Default; No Wind-Down Event. Recco is not in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Wind-Down Event or Unmatured Wind-Down Event has occurred and is continuing.

         (g) No Burdensome Restrictions. Recco is not a party to or subject to any Contractual Obligation (other than the Operative Documents) which could have a Material Adverse Effect.

         (h) Taxes. Recco has filed or caused to be filed all Federal, state and other tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any Federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it (except for tax Liens described in Section 6.2(a) hereof), and no claim is being asserted by any Governmental Authority, with respect to any such tax, fee or other charge.

         (i) ERISA.

                  (i) No Plan is or has been a Multiemployer Plan. Except for the Seller, neither Recco nor any ERISA Affiliate of Recco has maintained any Plan which is subject to Title IV of ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan of the Seller, and each such Plan has complied in all material respects with the applicable provisions of ERISA and the Code; provided, that any non-compliance by the Plan with the applicable provisions of ERISA or the Code that is reasonably likely to, in the Controlling Party's sole discretion, subject Recco to any tax, penalty or other liability, shall be deemed material non-compliance. The present value of all accrued benefits under each such Plan (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.

                  (ii) If required to be filed, Schedule B (Actuarial Information) to each most recent annual report (Form 5500 Series) has been filed for each applicable Plan with the IRS and copies of such Schedule have been furnished to the Group Agents and Recco. Each such
         Schedule is complete and accurate in all material respects and fairly presents the funding status of such applicable Plan.

                  (iii) Each Plan which is intended to be qualified under
         Section 401 (a) of the Code is so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501 (a) of the Code, and neither Recco nor any ERISA Affiliate has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code or regulations promulgated thereunder with respect to any Plan; provided, that any breach of any of the responsibilities, obligations or duties imposed on Recco or an ERISA Affiliate by ERISA, the Code or regulations promulgated thereunder with respect to any Plan, which breach is reasonably likely to, in the Controlling Party's sole discretion, subject Recco to any tax, penalty or other liability, shall be deemed a material breach.

                  (iv) Neither Recco nor any ERISA Affiliate maintains or contributes to any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, Section 4980B of the Code, or any substantially similar state or local law.

                  (v) No Plan has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and 412(a) of the Code), whether or not waived.

                  (vi) Neither Recco nor any ERISA Affiliate nor any fiduciary of any Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event.

                  (vii) Neither Recco nor any ERISA Affiliate has incurred, and no condition exists or event or transaction has occurred with respect to any Plan that could result in, any withdrawal liability under
         Section 4201 of ERISA that remains unpaid or liability to the PBGC which remains outstanding other than the payment of premiums, and there are no such premium payments which have become due which are unpaid.

                  (viii) Neither Recco nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Plan, (ii) made a complete or partial withdrawal from a Multiple Employer Plan or a Multiemployer Plan or (iii) failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment.

                  (ix) Neither Recco nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liabilities for the plan year.

         (j) Investment Company Act; Other Regulations. Recco is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Recco is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Debt.

         (k) Subsidiaries. Recco has no Subsidiaries. Recco is a wholly owned subsidiary of the Seller.

         (l) Purpose of Loans. The proceeds of the Loans shall be used by Recco solely as described in Section 2.6.

         (m) No Deduction. Recco is not required to make any deduction or withholding from payments to be made by it to the Lenders under this Agreement or the other Operative Documents, and the execution and performance of this Agreement and any of the other Operative Documents does not make Recco liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of incorporation, which tax or duty has not been, or will not be, paid when due.

         (n) No Priority Claims. Recco has no liability in respect of any Debt (other than under the Operative Documents), or in respect of any guarantee by Recco of the obligations of another.

         (o) Title; Liens. Except for the Lien granted to the Collateral Agent for the benefit of the holders of the Obligations pursuant to the Security Agreement and the other Liens permitted pursuant to the Operative Documents and the Lien granted to the Seller pursuant to the Subordinated Security Agreement, Recco owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent pursuant to the Security Agreement and in favor of the Seller pursuant to the Subordinated Security Agreement and Liens with respect to taxes described in Section 6.2(a) hereof.

         (p) Ownership of Contracts. Each Purchase by Recco of Contracts constitutes a valid sale, transfer and assignment of the Contracts to Recco enforceable against creditors of, and purchasers from, the Seller, and creates in favor of Recco a perfected ownership interest in and valid, legal and equitable title to such Contracts, which ownership interest is not subject to any Lien.

         (q) No Petition. There is no intent to file a voluntary petition under the Federal or any state bankruptcy laws with respect to Recco.

         (r) Separate Corporate Existence. Recco is a special purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Contracts from the Seller, entering into agreements for the servicing thereof, borrowing funds secured thereby and conducting such other activities as necessary or appropriate to carry out its primary activities. Recco's certificate of incorporation provides for at least two Independent Directors as set forth at Section 5.11 hereof, and requires, inter alia, the unanimous vote of its Board of Directors to take corporate action to institute, file or consent to insolvency or bankruptcy proceedings.

         (s) Solvency. Recco is Solvent.

         (t) Material Adverse Effect. There is no fact that has not been disclosed by Recco to the Surety Provider or the Group Agents in writing that could result in a Material Adverse Effect and, to the best knowledge of Recco, there does not exist and there has not occurred any event that would result in a Material Adverse Effect.

                        SECTION 4. CONDITIONS PRECEDENT

         4.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction, on or prior to the date hereof, of the following conditions precedent:

         (a) Operative Documents. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received (i) this Agreement executed and delivered by a duly authorized officer of Recco, (ii) the Security Agreement (substantially in the form of Exhibit E hereto), executed and delivered by a duly authorized officer of Recco, (iii) copies of all modifications, amendments, supplements or restatements to all other Operative Documents, executed by all parties thereto and in form and substance satisfactory to the Surety Provider, the

Administrative Agent and the Group Agents, (iv) each Group Agent shall have received such other documents, instruments, agreements and legal opinions as each such Group Agent shall reasonably request, (v) a copy of the Credit and Collection Policy, and (vi) such other documents or instruments as may be reasonably requested by the Administrative Agent, the Group Agents, the Surety Provider or the Lenders.

         (b) Corporate Proceedings. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, the Group Agents, the Surety Provider and the Lenders, of the Board of Directors of each of the Seller, the Servicer and Recco authorizing the execution, delivery and performance of the Operative Documents to which it is a party certified by the Secretary or an Assistant Secretary of each such corporation, as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and which certificate shall be in form and substance satisfactory to the Administrative Agent, the Group Agents, the Surety Provider and the Lenders.

         (c) Corporate Documents; Incumbency. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received (i) copies of the certificate of incorporation and by-laws of each of the Seller and Recco certified as of the date hereof as complete and correct copies thereof by its Secretary or Assistant Secretary, (ii) a certificate of the Secretary or an Assistant Secretary of each of the Seller and Recco, certifying the names, titles and true signatures of the officers of the Seller, the Servicer and Recco authorized to sign the Operative Documents to which it is a party and (iii) good standing certificates of a recent date with respect to each of the Seller and Recco from the appropriate Governmental Authority in its jurisdiction of organization.

         (d) No Violation. The consummation of the transactions contemplated hereby and by the other Operative Documents shall not contravene, violate or conflict with, nor involve the Seller, the Servicer or Recco in any violation of, any Requirement of Law except to the extent that any such contravention, violation, conflict or involvement would not adversely affect the transactions contemplated hereby and by the other Operative Documents.

         (e) Fees. The Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent shall have received in immediately available funds any fees and expenses then due and payable to any of them, all as set forth in the related Fee Letters and the Insurance Agreement.

         (f) Legal Opinions. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received (i) the executed legal opinion of counsel to the Seller and the Servicer with respect to the enforceability of their obligations under the Operative Documents and the Lender Notes, and other corporate and legal matters, (ii) the executed legal opinions of counsel to the Seller and Recco to the effect that (A) the Seller and Recco would not be substantively consolidated for purposes of the Bankruptcy Code and
(B) that each purchase by Recco of Contracts constitutes a true sale of Contracts, (iii) the executed legal opinion of counsel to Recco to the effect that the security interest granted by Recco to the Collateral Agent for the benefit of the holders of the Obligations pursuant to the Security Agreement continues to be a valid first priority security interest and (iv) such other legal opinions as the Administrative Agent, the Group Agents, the Surety Provider or the Lenders may reasonably require.

      (g) UCC Searches and Filings. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received lien searches and other evidence as to the absence of any Lien on or security interest in the Contracts and other Collateral in form and substance satisfactory to the Administrative Agent, the Group Agents, the Surety Provider and the Lenders. Any termination statements or releases requested by the Administrative Agent, the Group Agents, the Surety Provider or the Lenders to be filed with respect to any of the Collateral shall have been filed. Any UCC financing statements or amendments requested by the Administrative Agent, the Group Agents, the Surety Provider or the Lenders to be filed with respect to the perfection of the first priority ownership interest in the Purchased Contracts in favor of Recco or with respect to the perfection of the first priority security interest in the Purchased Contracts in favor of the Collateral Agent for the benefit of the holders of the Obligations, shall have been filed.

      (h) Diligence. The operation of the Seller's billing, collection and information systems with respect to the Contracts shall be satisfactory to the Surety Provider, the Lenders, the Administrative Agent and each Group Agent.

      (i) Recovery Procedure and Alternate Servicing Plan. The Lenders, the Administrative Agent, the Group Agents and the Surety Provider shall be satisfied with the recovery procedure and Alternate Servicing Plan implemented for the Seller's and Servicer's MIS system (the "Recovery Procedure"), a copy of each of which has been provided to the Administrative Agent, the Group Agents and the Surety Provider.

      (j) Internal Controls. The Lenders, the Administrative Agent, the Group Agents and the Surety Provider shall be satisfied that the Servicer has implemented all necessary internal and other systems and procedures to monitor collections on account of the Contracts, to gather all information and furnish all reports required under the Operative Documents and to monitor compliance with the Operative Documents.

      (k) Consents. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by it and the validity and enforceability against it of the Operative Documents to which it is a party and such consents, licenses and approvals shall be in full force and effect.

      (l) Additional Documents. The Administrative Agent, the Group Agents, the Surety Provider and the Lenders shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Group Agents, the Surety Provider and the Lenders in respect of any aspect or consequence of the transactions contemplated hereby or by any other Operative Document.

      (m) Surety Bond. The Collateral Agent shall have received the Surety Bond.

      (n) Additional Matters. All corporate and other proceedings, documents, instruments and legal matters specified in Section 4.1 hereof shall be reasonably satisfactory in form and substance to the Administrative Agent and the Group Agents, the Surety Provider and the Lenders.

      4.2. Conditions to Each Loan. The agreement of any Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

      (a) Representations and Warranties. Each of the representations and warranties made by Recco, the Servicer or the Seller in or pursuant to any of the Operative Documents shall be true and correct on and as of such date as if made on and as of such date.

      (b) Notice of Borrowing. Recco shall have delivered a Notice of Borrowing to the Administrative Agent and the Group Agents with a copy delivered to the Surety Provider.

      (c) Compliance with Section 2.1. After giving effect to the Loan to be made on such day, the requirements of Section 2.1 shall not have been violated.

      (d) No Wind-Down Event. No Wind-Down Event or Unmatured Wind-Down Event has occurred and is continuing.

      (e) Contract List. The Administrative Agent, the Group Agents, the Lenders, the Surety Provider and the Collateral Agent shall have received the Contract List relating to each Contract to be purchased with the proceeds of such Loan.

      (f) Borrowing Base. No Borrowing Base Deficiency shall exist after giving effect to the Loan to be made on such day.

      (g) Contract Files. A File relating to each Contract to be purchased with the proceeds of such Loan shall have been delivered by the Seller to the Servicer to be held by the Servicer or its agent for the benefit of the Collateral Agent (for the benefit of the holders of the Obligations) in secure, segregated fireproof facilities; provided, however, the Files may be stored in the same facilities on an unsegregated basis with all other files of Recco and such other special purpose subsidiaries of Onyx; provided further, however, that the computer files maintained by the Servicer shall contain information allowing the Files owned by Recco to be readily identifiable and discernable (by notation, segregation or otherwise) from files of Onyx, Finco and any other Affiliate or subsidiary thereof.

      (h) Lien Certificate; Other Actions. The Administrative Agent, the Group Agents and the Surety Provider shall have received a certificate of a Responsible Officer of each of the Seller and Recco to the effect that the Purchased Contracts are not subject to any Lien, except Liens created by the Operative Documents. Any filings and other actions described in the last sentence of Section 4.1(g) with respect to the Contracts to be purchased with the proceeds of such Loan in order to perfect the ownership interest of Recco, and the first priority perfected security interest of the Collateral Agent for the benefit of the holders of the Obligations therein shall have been duly made or effected, and the Group Agents and the Surety Provider shall have received evidence thereof.

      Each borrowing by Recco hereunder shall constitute a representation and warranty by Recco as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

      Recco hereby agrees that, so long as this Agreement remains in effect, Recco shall:

      5.1. Financial Statements. Furnish to the Lenders, the Surety Provider, the Administrative Agent and each Group Agent:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Recco, a copy of the balance sheet as at the end of such year and the related statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, audited by Grant Thornton LLP or other Independent certified public accountants of nationally recognized standing; and

      (b) as soon as available, but in any event not later than 45 days after the end of each of the first eleven monthly periods of each fiscal year of Recco, the unaudited balance sheet of Recco as at the end of such monthly period and the related unaudited statements of income and of cash flows of Recco for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all respects and to be prepared in detail and in accordance with GAAP (except for year-end adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

      5.2. Certificates; Other Information. Furnish to the Lenders, the Surety Provider, the Administrative Agent and each Group Agent:

      (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the Independent certified public accountants reporting on such financial statements stating that in making its normal examination for purposes of its annual audit no knowledge was obtained of any Wind-Down Event or Unmatured Wind-Down Event, except as specified in such certificate;

      (b) concurrently with the delivery of the financial statements referred to in Sections 5.1 (a) and 5.1(b), a certificate of a Responsible Officer stating that Recco during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Operative Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Unmatured Wind-Down Event or Wind-Down Event, except as specified in such certificate;

      (c) within five Business Days after the same are sent, copies of all financial statements, reports and other communications that Recco may make to, or file or have with, the SEC or any state securities commission; and

      (d) promptly, such additional financial and other information as the Lenders, the Surety Provider, the Administrative Agent or the Group Agents may from time to time reasonably request.

      5.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature.

      5.4. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; and comply in all material respects with all Contractual Obligations and Requirements of Law.

      5.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain, or cause to be maintained on its behalf, the Blanket Policy or other form of insurance acceptable to the Controlling Party and, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to the Lenders (with a copy to the Administrative Agent, the Group Agents and the Surety Provider), at least annually, and otherwise upon written request, full information as to the insurance carried.

      5.6. Inspection of Property; Files, Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lenders, the Collateral Agent, the Surety Provider, the Administrative Agent and the Group Agents to visit and inspect any of its properties and examine and make abstracts from any of its books and records and the Files at any time and as often as may be desired on prior notice during normal business hours and to discuss the business, operations, properties and financial and other condition of Recco with officers and employees of Recco and with its independent certified public accountants.

      5.7. Notices. Promptly give notice to the Lenders, the Surety Provider, the Administrative Agent and each Group Agent:

      (a) the occurrence of any Wind-Down Event or Unmatured Wind-Down Event;

      (b) any (i) default or event of default by Recco under any Contractual Obligation of Recco or (ii) litigation, investigation or proceeding which may exist at any time affecting Recco; and

      (c) a Material Adverse Effect.

      Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Recco proposes to take with respect thereto.

      5.8. Delivery of Other Reports. Furnish, or instruct the Servicer to deliver any reports required to be delivered by Recco or the Servicer pursuant to any Operative Document to which Recco or the Servicer is a party or which Recco or the Servicer has signed.

      5.9. Annual Certificate. Concurrently with the delivery, on account of each fiscal year, of the financial statements of Recco required to be delivered pursuant to Section 5.1 (a) hereof, furnish to the Administrative Agent, the Group Agents and the Surety Provider, (i) a certificate of a Responsible Officer of Recco to the effect that the facts upon which counsel to Recco relied in giving its legal opinion that the Seller and Recco would not be substantively consolidated for purposes of the Bankruptcy Code, have not changed so as to render such opinion no longer valid and (ii) if requested by the Controlling Party, a certificate of a Responsible Officer of Recco to the effect that Recco has complied in all material respects with its covenants in the Operative Documents.

      5.10. Further Assurances. Do such further acts and things and execute and deliver to the Lenders, the Surety Provider, the Administrative Agent or the Group Agents such assignments, agreements, powers and instruments as are required by the Lenders, the Surety Provider, the Administrative Agent or the Group Agents to carry into effect the purposes of this Agreement and the other Operative Documents or to better assure and confirm unto the Lenders, the Surety Provider, the Administrative Agent or the Group Agents their respective rights, powers and remedies hereunder and under the other Operative Documents, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary to preserve and protect the position of the Lenders, the Collateral Agent, the Surety Provider and the Group Agents hereunder and under the other Operative Documents. This covenant shall survive the termination of this Agreement.

      5.11. Independent Director. Maintain at all times (except as noted hereafter in the event of death, incapacity, resignation or removal) at least two Independent Directors. An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of Recco, is not at such time, and has not been during the two years immediately before such individual's appointment as an Independent Director, (i) a partner, director, officer, holder of any equity interest, significant customer, supplier, independent contractor, creditor or employee of Recco or its Affiliates; (ii) affiliated with Recco or its Affiliates or with a significant customer, supplier, creditor or independent contractor of Recco or its Affiliates; or
(iii) a spouse, parent, sibling, or child of any person described by (i) or (ii) above; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an "independent director," "independent trustee" or in a similar capacity for any "special purpose entity" formed by Onyx or any of its Affiliates. In the event of the death, incapacity, resignation or removal of any Independent Director or in the event that any director acting as an Independent Director shall cease to satisfy the eligibility conditions for an Independent Director, the board of directors of Recco shall promptly appoint a replacement Independent Director. The board of directors of Recco shall not vote on any matter requiring the vote of the Independent Directors under the certificate of incorporation of Recco unless at least two Independent Directors are then serving on the board of directors of Recco.

      5.12. Instructions to Obligors. Instruct (or cause to be instructed) all Obligors to cause all Collections to be deposited directly into the Lock-Box.

      5.13. Cooperation in Making Calculations. Cooperate with the Lenders, the Surety Provider, the Administrative Agent and the Group Agents at all times in the calculation of all formulas used in any Operative Document, including without limitation, deliver (or cause the Servicer to deliver) in written or electronic form, any and all data and other information necessary or required in the calculation of the Borrowing Base, Net Yield and Recco Expenses and all calculations necessary or required to perform such calculation. Recco hereby agrees to provide (or cause the Servicer to provide) on or before each date, without prior request by the Lenders the Administrative Agent or the Group Agents, all such information or data as required to make any such calculation and to provide (or cause the Servicer to provide) such information and data in such form as may be immediately used by the Lenders, the Administrative Agent and the Group Agents without further interpretation or purchase or license of any software. Recco does hereby further agree that if it fails to provide (or cause the Servicer to provide) any such information or data as required in this
Section 5.13, the Lenders, the Administrative Agent or the Group Agents may use any estimate of any amount or calculation that it, in its sole discretion, determines.

      5.14. Interest Rate Hedge Mechanisms. Maintain or cause to be maintained at all times Interest Rate Hedge Mechanisms to cover amounts outstanding under this Agreement from time to time, satisfactory to Moody's, S&P and the Controlling Party. Upon the execution of each Interest Rate Hedge Mechanism, Recco shall deliver executed copies of such Interest Rate Hedge Mechanism to the Collateral Agent, the Surety Provider, the Administrative Agent and the Group Agents.

      5.15. Contract Files. Cause the Servicer (as Custodian for the Collateral Agent on behalf of the holders of the Obligations) or its agent to maintain continuous custody of the Files in secure, segregated fireproof facilities in accordance with the customary standards for such custody as certified by the Servicer to the Administrative Agent, the Group Agents and the Collateral Agent; provided, however, that so long as XLCA is the Surety Provider with respect to this Program and any other warehouse financing facilities and other financings secured by Contracts entered into by Recco and any other special purpose subsidiary of Onyx, the Files may be stored in the same facilities on an unsegregated basis with such other files of Recco and such other special purpose subsidiaries; provided further however, that the computer files maintained by the Servicer shall contain information allowing the Files to be readily identifiable (by notation, segregation or otherwise) from files relating to Onyx, Recco and any Affiliate or subsidiary thereof.

      5.16. Separate Existence. At all times:

      (a) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and, except as otherwise provided in the Operative

Documents, ensure that its funds will not be diverted to any other Person or for other than its own corporate uses, nor will such funds be commingled with the funds of any Affiliate (other than funds deposited to the Clearing Account or the Lock-Box, which funds may be commingled for a period not exceeding two (2) Business Days in the aggregate);

      (b) to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

      (c) to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

      (d) enter into all material transactions with its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Operative Documents meet the requirements of this paragraph (d);

      (e) maintain office space that is separate from the office space of any of its Affiliates (other than Finco) and, to the extent that it and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

      (f) conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, separate stationery, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records, financial records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

      (g) act solely in its own name, hold itself out as a separate entity, pay its own liabilities out of its own funds, and not assume or guarantee any of the liabilities of any of its Affiliates; and

      (h) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this
Section 5.16.

      5.17. Minimum Collateral Requirement. At all times during any Determination Period, the aggregate outstanding principal balance of all Purchased Contracts pledged to the Collateral Agent under the Security Agreement will equal or exceed 6% of the Total Commitment, regardless of the outstanding balance of the Loans.

                          SECTION 6. NEGATIVE COVENANTS

      Recco hereby agrees that, so long as this Agreement remains in effect, Recco shall not directly or indirectly (without the prior written consent of the Controlling Party):

      6.1. Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except indebtedness in respect of the Loans, the Lender Notes, and other obligations of Recco under the Operative Documents, including, without limitation, the Seller Note and the Subordinated Note.

      6.2. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

      (a) Liens for taxes not yet due;

      (b) Liens in favor of the Collateral Agent as provided in the Operative Documents; and

      (c) Liens in favor of the Seller securing the Subordinated Note.

      6.3. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

      6.4. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Contracts and leasehold interests), whether now owned or hereafter acquired, except as expressly permitted by the Operative Documents.

      6.5. Purchased Contracts.

      (a) Sell, assign or otherwise encumber any Purchased Contract, except as expressly permitted by the Operative Documents; or

      (b) Cancel, terminate, amend, modify or waive (or cause the cancellation, termination, amendments, modification or waiver of) any term or condition of any Purchased Contract (including the granting of rebates or adjustments with respect thereto), except in accordance with the Credit and Collection Policy.

      6.6. Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Recco or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Recco except (i) dividends payable solely in common stock of Recco, and (ii) payments pursuant to any agreement or other arrangement approved in writing by the Controlling Party to share taxes of any affiliated, consolidated, unitary, combined or similar group including the Seller and Recco and (iii) cash dividends to the extent permitted by the Security Agreement, provided that after giving effect thereto no Wind-Down Event or Unmatured Wind-Down event shall have occurred and be continuing; provided, however, that Recco may dividend residual interest certificates from its securitization transactions to Onyx Acceptance Corporation.

      6.7. Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets.

      6.8. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

      (a) purchases of Contracts pursuant to the Sale Agreement; and

      (b) investments in Permitted Investments of funds, if any, on deposit in the Collection Account.

      6.9. Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except for (i) Purchases, (ii) transactions expressly permitted by the Operative Documents and (iii) any agreement or other arrangement satisfactory to each Group Agent to share taxes of any affiliated, consolidated, unitary, combined or similar group including the Seller and Recco.

      6.10. Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by Recco of real or personal property which has been or is to be sold or transferred by Recco to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Recco.

      6.11. Corporate Documents. Amend its certificate of incorporation or by-laws.

      6.12. Capital Stock. Except as permitted by Section 6.6, issue any shares of Capital Stock in addition to the shares issued and paid for as of the Original Borrowing Date or permit during the term of this Agreement any transfers of any shares of its capital stock.

      6.13. Fiscal Year. Permit the fiscal year of Recco to end on a day other than December 31st.

      6.14. Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Lenders, the Administrative Agent or the Group Agents pursuant to the Operative Documents which prohibits or limits the ability of Recco to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

      6.15. Activities of Recco. Engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly related to the transactions contemplated and authorized hereby or by the other Operative Documents other than an agreement or other arrangement approved in writing by the Controlling Party to share taxes of any affiliated, consolidated, unitary, combined or similar group including the Seller and Recco.

      6.16. Agreements.

      (a) Except for the Operative Documents and as expressly permitted by the Operative Documents, become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, or issue any power of attorney except to the Collateral Agent or, pursuant to the Sale Agreement, to the Servicer, or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Sale Agreement or any other Operative Document or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver.

      (b) Permit the Seller or the Servicer to assign any of their respective rights or obligations under the Sale Agreement, except as expressly permitted by the Sale Agreement.

      (c) On any Determination Date, permit the sum of (i) the outstanding principal amount of Loans and (ii) accrued and unpaid Facilities Costs to exceed the Maximum Program Amount.

      (d) Permit the Servicer to change the forms of the Monthly Report, the Daily Report, the Annual Report or any other document required to be delivered by it pursuant to the Sale Agreement.

      (e) On any day, permit a Borrowing Base Deficiency to exist.

      6.17. Bank Accounts. Move the Bank Accounts from the institution at which they are maintained on the date hereof.

      6.18. Successor Servicer. Permit any change of Servicer, except in accordance with the Sale Agreement.

      6.19. Servicing of Contracts.

      (a) Permit any change in the method by which Collections are made, unless instructed to in writing by the Controlling Party, in which case Recco shall cause the Servicer to implement any and all such changes as soon as practicable.

      (b) Permit the Servicer to amend, modify or otherwise change or agree to any amendment, modification or other change in the Credit and Collection Policy.

      6.20. Prohibitions Regarding Subordinated Note. Make any payment or prepayment of, or purchase, redeem or otherwise acquire, or amend any provisions pertaining to the subordination or the terms of payment of, the Subordinated Note except as permitted by the terms of the Operative Documents.

      6.21. Lock-Box Banks. Add or terminate any bank as a Lock-Box Bank from those delivering a Lock-Box Agreement in the form of Exhibit F hereto (a "Lock-Box Agreement"), or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Collateral Agent shall have received notice of and approved such addition of any Lock-Box Bank, a Lock-Box Agreement in the form of Exhibit F hereto executed by Recco, the Collateral Agent and such Lock-Box Bank shall have been delivered to the Collateral Agent; or deposit or otherwise credit, or cause or permit to be so deposited or credited, Collections to any lock-box account except the Lock-Box, the Clearing Account and the Collection Account.

      6.22. Contract Files. Transfer the Files to any Person other than the Servicer or its agent or permit the Files to be maintained at any location other than as set forth in the Sale Agreement, in fireproof facilities owned, leased or utilized by the Servicer as certified to the Collateral Agent and the Surety Provider.

      6.23. Material Adverse Effect. Take any action that would reasonably be expected to cause, or fail to take any action that would reasonably be expected to prevent, the occurrence of a Material Adverse Effect.

                      SECTION 7. WIND-DOWN EVENTS; REMEDIES

      7.1. Wind Down Events. If a Wind-Down Event shall have occurred, the Total Commitment shall equal zero as of the Wind-Down Date. Upon the occurrence of a Wind-Down Event, and upon the written instructions of the Controlling Party, Recco shall take such action or shall cause such action to be taken pursuant to any and all Interest Rate Hedge Mechanisms and/or enter into any Hedge Agreement at the sole expense of Recco promptly upon the request of the Controlling Party. In addition, the Controlling Party shall be entitled to exercise any additional rights it may have pursuant to the Operative Documents, including, without limitation, the right to implement a Complete Servicing Transfer under the Sale Agreement, and the right to redirect the payments of Obligors directly to the Controlling Party or such other Person that the Controlling Party may designate.

                        SECTION 8. INVESTMENT MANAGEMENT

      8.1. Permitted Investments. Recco shall notify the Administrative Agent and each Group Agent of the type and maturity of Permitted Investments into which the funds in the Collection Account and the Hedge Agreement Reserve Account shall be invested. Such notice shall be received by the Administrative Agent no later than 10:00 A.M. (New York City time) on each Business Day and provided to any Lender upon such Lender's request.

          SECTION 9. THE ADMINISTRATIVE AGENT, THE GROUP AGENTS AND THE
                                 SURETY PROVIDER

      9.1. Authorization and Action.

      (a) Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent, the Group Agents or the Surety Provider shall have any duties or responsibilities, except those expressly set forth in the Operative Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent, the Group Agents or the Surety Provider shall be read into any Operative Document or otherwise exist against the Administrative Agent, the Group Agents or the Surety Provider.

      (b) The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Group Agents, the Surety Provider and the Lenders, and Recco shall not have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 9, except that this Section 9 shall not affect any obligations which any of the Administrative Agent, the Group Agents, the Surety Provider and the Lenders may have to Recco under the other provisions of this Agreement.

      9.2. Delegation of Duties.

      The Administrative Agent, the Group Agents and the Surety Provider may execute any of its duties under the Operative Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent, the Group Agents nor the Surety Provider shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      9.3. Exculpatory Provisions.

      None of the Administrative Agent, the Group Agents or the Surety Provider or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 9.2 under or in connection with this Agreement (except for its, their or such Person's own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Recco contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of Recco to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Administrative Agent and each Group Agent. None of the Administrative Agent, any Group Agent or the Surety Provider shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Recco. This Section 9.3 is intended solely to govern the relationship between the Administrative Agent, the Group Agents and the Surety Provider, on the one hand, and the Lenders, on the other.

      9.4. Reliance.

      (a) The Administrative Agent, the Group Agents and the Surety Provider shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent, the Group Agents or Surety Provider, as appropriate. The Administrative Agent, the Group Agents and the Surety Provider shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of the Lenders and the Surety Provider, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

      (b) Any action taken by the Administrative Agent, the Group Agents or the Surety Provider in accordance with Section 9.4(a) shall be binding upon all of the Lenders.

      9.5. Notice of Wind-Down Events.

      Neither the Administrative Agent, the Group Agents nor the Surety Provider shall be deemed to have knowledge or notice of the occurrence of any Wind-Down Event unless it has received notice from a Lender, the Surety Provider, the Administrative Agent, or the Group Agents referring to this Agreement, stating that a Wind-Down Event has occurred hereunder and describing such Wind-Down Event. In the event that the Administrative Agent, any Group Agent or the Surety Provider receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent and the Group Agents shall take such action (including providing a Notice of Wind-Down) with respect to such Wind-Down Event as shall be directed by the Surety Provider provided that the Administrative Agent and each Group Agent is indemnified to its satisfaction by the Seller against any and all liability, cost and expense which may be incurred by it by reason of taking any such action.

      9.6. Non-Reliance on Lenders.

      Each of the Lenders expressly acknowledges that none of the Administrative Agent, the Group Agents, the Surety Provider nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Group Agents or the Surety Provider hereafter taken, including, without limitation, any review of the affairs of Recco, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Group Agents or the Surety Provider. Each of the Lenders also represents and warrants to the Administrative Agent, each Group Agent, the Surety Provider and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Recco and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon the Administrative Agent, the Group Agents, the Surety Provider or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of Recco. The Administrative Agent, the Group Agents, the Surety Provider, the Lenders and their respective Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of Recco which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that the Administrative Agent, the Group Agents shall promptly distribute to its Lending Group and to the Surety Provider, copies of financial and other information expressly provided to it by Recco pursuant to this Agreement.

      9.7. Administrative Agent and Group Agents in their Individual Capacities.

      The Administrative Agent and the Group Agents in their individual capacities and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Recco and its Affiliates as though such Persons were not a Group Agent or the Administrative Agent hereunder. With respect to Loans held by the Administrative Agent in its capacity as a Lender, if any, pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacities.

      9.8. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving sixty (60) days' prior written notice to Recco, the Surety Provider and the Group Agents. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to Sections 9.8(b) and
(c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder (with notice of such appointment provided to Fitch, Moody's and S&P) who shall be a commercial bank or trust company or similar financial institution and shall be reasonably acceptable to the Surety Provider, the Required Lenders and, unless a Wind-Down Event is then in existence, Recco.

      (c) If a successor Administrative Agent shall not have been so appointed within such sixty (60) day period, the Administrative Agent, with the consent of the Surety Provider, the Required Lenders and, unless a Wind-Down Event is then in existence, Recco (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

      (d) If no successor Administrative Agent has been appointed pursuant to
Section 9.8(b) or (c) above by the seventy-fifth (75th) day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Group Agents shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

      9.9. Resignation by a Group Agent. (a) A Group Agent may resign from the performance of all its functions and duties hereunder at any time by giving sixty (60) days' prior written notice to Recco, the Surety Provider, the Administrative Agent and the Lenders in its Lending Group. Such resignation shall take effect upon the appointment of a successor Group Agent pursuant to Sections 9.9(b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Lenders of the respective Lending Group shall appoint a successor Group Agent hereunder or thereunder (with notice of such appointment provided to Fitch, Moody's and S&P as necessary) who shall be a commercial bank or trust company or similar financial institution and shall be reasonably acceptable to the Surety Provider and, unless an Wind-Down Event is then in existence, Recco.

      (c) If a successor Group Agent shall not have been so appointed within such sixty (60) day period, the Group Agent, with the consent of the Surety Provider and, unless a Wind-Down Event is then in existence, Recco (which consent shall not be unreasonably withheld), shall then appoint a successor Group Agent who shall serve as Group Agent hereunder or thereunder until such time, if any, as the Lenders of the respective Lending Group appoint a successor Group Agent as provided above.

      (d) If no successor Group Agent has been appointed pursuant to Section 9.9(b) or (c) above by the seventy-fifth (75th) day after the date such notice of resignation was given by the Group Agent, the Group Agent's resignation shall become effective and the Committed Lenders of the respective Lending Group shall thereafter perform all the duties of the Group Agent hereunder until such time, if any, as the Lenders of such Lending Group appoint a successor Group Agent as provided above.

                            SECTION 10. MISCELLANEOUS

      10.1. Amendments and Waivers. None of this Agreement, the Lender Notes, any other Operative Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except without the prior written consent of the Required Lenders, the Administrative Agent, the Group Agents, the Surety Provider, the Collateral Agent and Recco and, to the extent such amendment, modification, supplement, waiver or modification has a Material Adverse Effect on the rights of the Hedge Counterparty, the Hedge Counterparty, in accordance with the provisions of this Section 10.1. The Lenders, the Administrative Agent, the Group Agents, the Surety Provider, the Collateral Agent and Recco may, from time to time, enter into written amendments, supplements, waivers or modifications hereto and to the Lender Notes and the other Operative Documents to which they are parties for the purpose of adding any provisions to this Agreement or the Lender Notes or such other Operative Documents or changing in any manner the rights of the Lenders, the Administrative Agent, the Group Agents, the Surety Provider, the Collateral Agent or Recco hereunder or thereunder and, in addition, waiving, on such terms and conditions as the Lenders, the Administrative Agent, the Group Agents, the Surety Provider, or the Collateral Agent may specify in such instrument, any of the requirements of this Agreement or the Lender Notes or such other Operative Documents or any Unmatured Wind-Down Event or Wind-Down Event and its consequences. The foregoing notwithstanding, no waiver of paragraph (xv) of the definition of Wind-Down Event shall in any case be effective for more than 15 days. Any such waiver and any such amendment, supplement or modification shall be binding upon the Lenders, the Administrative Agent, the Group Agents, the Surety Provider, the Collateral Agent and all future holders of the Lender Notes, and each of S&P and Moody's shall receive notice thereof. In the case of any waiver, the Lenders, the Administrative Agent, the Group Agents, the Surety Provider, the Collateral Agent and Recco shall be restored to their former position and rights hereunder and under the Lender Notes and any other Operative Documents to which they are parties, and any Unmatured Wind-Down Event or Wind-Down Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Unmatured Wind-Down Event or Wind-Down Event, or impair any right consequent thereon.

      10.2. Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy, or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Agreement on: (a) the second Business Day following the day on which such notice was placed in the custody of the United States Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10.2, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

      If to Recco:                       Onyx Acceptance Receivables Corporation
                                         27051 Towne Centre Drive, Suite 210
                                         Foothill Ranch, California 92610
                                         Attention: Chief Financial Officer
                                         Tel. No.: (949) 465-3505
                                         Telecopier No.: (949) 465-3530

      If to the Seller:                  Onyx Acceptance Corporation
                                         27051 Towne Centre Drive, Suite 100
                                         Foothill Ranch, California 92610
                                         Attention: Executive Vice President
                                            and Chief Financial Officer
                                         Tel. No.: (949) 465-3505
                                         Telecopier No.: (949) 465-3992

      If to the Administrative Agent     CDC Financial Products, Inc.
      or to CDC FP:                      9 West 57h Street
                                         New York, New York 10019
                                         Attention: Henry J. Sandlass
                                         Tel. No.: (212) 891-5868

                                         Telecopier No.: (212) 891-5780

      If to Eiffel:                      Eiffel Funding, LLC,
                                         c/o Global Securitization Services, LLC
                                         400 West Main Street, Suite 338
                                         Babylon, New York 11702
                                         Attention: Andrew Stidd
                                         Tel. No.: (631) 587-4700
                                         Telecopier No.: (212) 302-8767

      If to the VFCC Group Agent:        Wachovia Capital Markets, LLC
                                         301 S. College Street, NC0610
                                         Charlotte, NC 28288-0610
                                         Attention: Curt Sidden
                                         Tel. No.: (704) 715-6030
                                         Telecopier No.: (704) 383-9106

      If to VFCC:                        Variable Funding Capital Corporation
                                         c/o Wachovia Capital Markets, LLC
                                         201 S. College Street, NC5708
                                         Charlotte, NC 28288-5708
                                         Attention: Conduit Administration
                                         Tel. No.: (704) 383-7737
                                         Telecopier No.: (704) 383-6036

      If to Wachovia Bank:               Wachovia Bank, National Association
                                         301 S. College Street, NC0610
                                         Charlotte, NC 28288-0610
                                         Attention: Prakash Wadhwani
                                         Tel. No.: (704) 374-3455
                                         Telecopier No.: (704) 383-9106

      If to the Surety Provider:         XL Capital Assurance Inc.
                                         1221 Avenue of the Americas
                                         New York, New York 10020
                                         Attention:  Surveillance
                                         Tel No.: (212) 478-3400
                                         Telecopier No.: (212) 478-3587

      A copy of any notice delivered to or required to be sent by Recco hereunder shall be sent by Recco to the holder of the Subordinated Note.

      10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lenders or the Collateral Agent any right, remedy, power or privilege hereunder or under any of the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Operative Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Lender Notes.

      10.5. Payment of Expenses and Taxes. Recco agrees, on demand, to (a) pay or reimburse the Lenders, the Group Agents, the Surety Provider and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution, delivery and administration of, and any amendment, supplement or modification to, this Agreement, the Lender Notes and the other Operative Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any and all collateral audit fees, the reasonable fees and disbursements of counsel to the Lenders, the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent, (b) pay or reimburse the Lenders, the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Lender Notes, the other Operative Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Lenders, the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent and (c) pay, indemnify, and hold the Lenders, the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any registration tax, stamp, duty and other similar taxes or duties, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Lender Notes, the other Operative Documents and any such other documents, and (d) pay, indemnify, and hold the Lenders, the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except with respect to taxes, which shall be governed by Sections 2.10 through 2.14 and 10.5(c) above), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Lender Notes and the other Operative Documents, (all the foregoing, collectively, the "indemnified liabilities"), provided that Recco has no obligation hereunder to the Administrative Agent, the Group Agents, the Collateral Agent, the Surety Provider or the Lenders with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Group Agents, the Collateral Agent, the Surety Provider or the Lenders. Notwithstanding the foregoing, if the Lenders enter into agreements with one or more other borrowers ("Other Borrowers"), the Lenders shall allocate such indemnified liabilities which are attributable to Recco and to the Other Borrowers to Recco and to each Other Borrower; provided, however, that if such indemnified liabilities are attributable to Recco and not attributable to any Other Borrower, Recco shall be solely liable for such indemnified liabilities or if such indemnified liabilities are attributable to Other Borrowers and not attributable to Recco, such Other Borrowers shall be solely liable for such indemnified liabilities. The agreements in this subsection shall survive repayment of the Lender Notes and all other amounts payable hereunder.

      10.6. Assignments and Participations.

      (a) Each Lender may upon at least four (4) Business Days' notice to the Administrative Agent and its related Group Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Loan of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $15,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Lender's Commitment, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent and its related Group Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Administrative Agent, (iv) the parties to each such assignment shall have agreed to reimburse the Administrative Agent and the related Group Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and each Group Agent) incurred by the Administrative Agent and such Group Agent in connection with such assignment, (v) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Section 10.17 hereto, (vi) there shall be no increased costs, expenses or taxes incurred by the Administrative Agent or the Group Agent (and the parties thereto shall use all reasonable efforts to ensure that neither Onyx nor Recco incur any increased costs, expenses or taxes) upon such assignment or participation and (vii) any assignment may be made to any liquidity or credit support provider of a Conduit Lender at any time without any notice to any other Person, and provided further that with respect to a Committed Lender, upon the effective date of such Assignment and Acceptance each of the Administrative Agent, the related Group Agent and, unless a Wind-Down Event shall have occurred and be continuing, Onyx and Recco shall have provided its written consent thereto, which consent shall not be unreasonably withheld. Upon such execution, delivery and acceptance by the Administrative Agent and the related Group Agent and the recording by the Administrative Agent and the related Group Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent and the related Group Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to and accepted by it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the related Conduit Lender or the performance or observance by the related Conduit Lender of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent or the related Group Agent, such assigning Lender or any other Lender or the Surety Provider and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes the related Group Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of this Agreement, are required to be performed by it as a Lender.

      (c) Each Group Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it (and shall promptly provide a copy of each to the Administrative Agent) and a Register for the recordation of the names and addresses of the Lenders and the Group Commitment and Loan of each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the related Conduit Lender, Recco and the Administrative Agent and the Group Agents may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Recco, the Group Agents and by any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Subject to the provisions of Section 10.6(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the related Group Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, accept such Assignment and Acceptance, and such Group Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to the related Conduit Lender.

      (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each Loan owned by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Group Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the related Group Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and, provided, further, with respect to a VFCC Lender, that the VFCC Group Agent shall have confirmed that upon the effective date of such participation, the provisions of Section 3.03(f) of the VFCC Administration Agreement shall be satisfied. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.10 and 2.17; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by Recco to the Lender granting its participation had such participation not been granted, and no Lender granting a participation shall be entitled to receive payment under either such Section in an amount that exceeds the sum of (i) the amount to which such Lender is entitled under such Section with respect to any portion of any Loan advanced by such Lender that is not subject to any participation plus
(ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 10.6, the participant's rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 10.1 of this Agreement.

      (f) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.6, disclose to the assignee or participant or proposed assignee or participant any information relating to Recco or the related Conduit Lender furnished to such Lender by or on behalf of Recco or the related Conduit Lender.

      (g) Nothing herein shall prohibit any Lender from assigning, pledging or assigning as collateral any of its rights under this Agreement to any liquidity or credit support provider or any Federal Reserve Bank in accordance with Applicable Law, and any such assignment, pledge or collateral assignment may be made without compliance with Section 10.6(a) or Section 10.6(b).

      (h) In the event any Lender causes increased costs, expenses or taxes to be incurred by Onyx, Recco or the related Group Agent in connection with the assignment or participation of such Lender's rights and obligations under this Agreement to an Eligible Assignee or participant then such Lender agrees that it will make reasonable efforts to assign such increased costs, expenses or taxes to such Eligible Assignee in accordance with the provisions of this Agreement.

      (i) Any Conduit Lender may at any time assign, grant a security interest in or sell a participation interest in any Loan (or portion thereof) to any Eligible Assignee. The parties to such assignment shall execute and deliver to the Administrative Agent and to the related Group Agent, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and to the related Group Agent.

      10.7. Termination. This Agreement shall terminate following the Commitment Termination Date upon payment in full of all outstanding obligations, including, without limitation, principal, interest and other amounts due hereunder and under the Operative Documents which are payable on such date.

      10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      10.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.10. Integration. This Agreement represents the agreement of Recco, the Group Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lenders or the Group Agents relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

      10.11. GOVERNING LAW. THIS AGREEMENT AND THE LENDER NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE LENDER NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION(INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

      10.12. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

      (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

      (d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

      10.13. Acknowledgments. Recco hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Lender Notes and the other Operative Documents;

      (b) neither the Lenders, the Surety Provider, the Group Agents nor the Collateral Agent has any fiduciary relationship to Recco, and the relationship between the Lenders and Recco is solely that of debtor and creditor; and

      (c) no joint venture exists between Recco and the Lenders.

      10.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE LENDER NOTES OR ANY OTHER OPERATIVE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      10.15. No Bankruptcy Petition; No Recourse.

      (a) Each of the parties hereto and the Hedge Counterparty and the Surety Provider (by accepting the benefits of this Agreement) covenants and agrees that it will not institute against, or join with or knowingly cooperate or encourage any other Person in instituting against, any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. Each of the parties hereto covenants and agrees that it will not institute against, or join with or knowingly cooperate or encourage any other Person in instituting against, Recco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 10.15(a) shall survive the termination of this Agreement and the Program.

      (b) No recourse shall be had for the payment of any amount owing by any Conduit Lender under this Agreement or any related agreement, or for the payment by any Conduit Lender of any other obligation or claim of or against any Conduit Lender arising out of or based on this Agreement or any related agreement against any stockholder, employee, officer, director, agent or incorporator of any such Conduit Lender , it being expressly agreed and understood that the agreements of such Conduit Lender contained in this Agreement and any related agreement are solely the corporate obligations of such Conduit Lender, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Conduit Lender, or any stockholder, employee, officer, director, agent, administrator or incorporator of such Conduit Lender, and that any and all personal liability of every such administrator of such Conduit Lender for breaches by such Conduit Lender of any such obligations or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, however, that nothing in this Section 10.15(b) shall relieve any of the foregoing Persons from any liability which such Person may otherwise have in such capacity for his/her or its gross negligence or willful misconduct. This Section 10.15(b) shall survive the termination of this Agreement.

      (c) Notwithstanding anything in this Agreement to the contrary, the Conduit Lenders shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of the Conduit Lenders hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit Lender exceeds the amount available to such Conduit Lender to pay such amount after paying or making provisions for the payment of its Commercial Paper Notes.

      10.16. The Lenders' Credit Decision. The Lenders acknowledge that they have, independently and without reliance upon the Administrative Agent, the Group Agents, the Surety Provider or any of their Affiliates and based on the financial statements referred to in Section 3.1 (a) hereof and Section 4.1(e) of the Sale Agreement and such other documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Agreement and, subject to the conditions set forth in this Agreement, to make Loans hereunder. The Lenders also acknowledge that they will, independently and without reliance upon the Administrative Agent, the Group Agents, the Surety Provider or any of their Affiliates and based on such documents and information as they shall deem appropriate at the time, continue to make their own credit decisions in taking or not taking action under this Agreement.

      10.17. Confidentiality.

      (a) Recco shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Operative Documents and all other confidential proprietary information with respect to the Lenders, the Administrative Agent, the Group Agents and the Surety Provider and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Operative Documents, except for information that has become publicly available or information disclosed (x) to legal counsel, accountants and other professional advisors to Recco and its Affiliates, (y) as required by law, regulation, subpoena or other legal process or (z) in connection with any legal or regulatory proceeding to which Recco or any of its Affiliates is subject. Recco hereby consents to the disclosure of any non-public information with respect to it received by the Lenders, the Administrative Agent, the Group Agents and the Surety Provider (or any of their respective Affiliates) to (i) any of the Lenders, the Administrative

Agent, the Group Agents and the Surety Provider (or any of their respective Affiliates), (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to a Conduit Lenders' Commercial Paper or of the Surety Provider, (iii) any provider of a Conduit Lenders' program-wide liquidity or credit support facilities or (iv) any participant or potential participant (which Person, in the case of clauses (iii) and (iv), agrees in writing to be bound by the confidentiality provisions of this Section 10.17).

      (b) Notwithstanding the foregoing, each of the Surety Provider, the Lenders, the Administrative Agent and the Group Agents shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Operative Documents and all other confidential proprietary information with respect to Recco and its Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Operative Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Surety Provider, the Lenders, the Administrative Agent, the Group Agents and their respective Affiliates, (ii) as required by law, regulation, subpoena or other legal process, or at the express direction of any other agency of any state or any other jurisdiction in which it conducts business, (iii) at the request of any regulatory authority, in connection with an examination by any regulatory authority or in connection with any legal or regulatory proceeding to which the Surety Provider, the Lenders, the Administrative Agent and the Group Agents or any of their Affiliates is subject or (iv) with respect to the Surety Provider, to any reinsurer that the Surety Provider may use to reinsure all or a portion of its obligations under the Surety Bond.

      (c) Notwithstanding anything herein to the contrary, the Surety Provider and each party to this Agreement, which includes each of the Administrative Agent, each Group Agent, each Lender and each liquidity and credit support party (each a "Transaction Party") may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case within the meaning of treasury regulation section 1.6011-4) of the transaction contemplated hereby or by any of the transaction documents, and all materials of any kind (including opinions or other tax analyses) that are provided to any Transaction Party relating to such tax treatment or tax structure; provided, however, that with respect to any document or similar item that in either case contains information containing the tax treatment or tax structure of the transactions contemplated hereby or by any of the transaction documents as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of any transactions contemplated hereby or by any of the transaction documents.

      (d) The foregoing confidentiality provisions shall survive the termination of this Agreement and the Program.

      10.18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Recco, the Lenders, the Administrative Agent, the Group Agents, the Surety Provider (as a third-party beneficiary) and the Collateral Agent and all future holders of the Lender Notes and their respective successors and permitted assigns, except that Recco may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Administrative Agent, the Surety Provider, the Group Agents and the Lenders.

      10.19. Third-Party Beneficiary. The parties to this Agreement hereby agree that the Surety Provider shall be an intended third-party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                 ONYX ACCEPTANCE RECEIVABLES
                                 CORPORATION

                                 By: __________________________________________
                                      Name:
                                      Title:

                                 EIFFEL FUNDING, LLC, as Conduit Lender
                                 By: Global Securitization Services, LLC, its
                                     Manager

                                 By: __________________________________________
                                      Name:
                                      Title:

                                 CDC FINANCIAL PRODUCTS INC., as
                                    Administrative Agent, Eiffel Group Agent and
                                    Committed Lender

                                 By: __________________________________________
                                      Name:
                                      Title:

                                 By: __________________________________________
                                      Name:
                                      Title:

                                  Wire Payments with Respect to Recco to:

                                  Bank: Wells Fargo Bank, National Association
                                  ABA: 121000248
                                  Acct. No.: 4296901275
                                  Beneficiary: Onyx Acceptance Receivables
                                  Corporation
                                  Ref: ATTN: Kim Lane

                                  Wire Payments with Respect to CDC Financial
                                     Products Inc., to:

                                  Account for payments:
                                  For cash:
                                  Citibank NYC/CDCFP
                                  ABA# 021000089
                                  Account #36216161
                                  For Securities: CDC Financial Products Inc.
                                  Citibank (ABA# 021000089)
                                  CUST/092342/CDCFP

                                  Wire Payments with Respect to Eiffel Funding,
                                     LLC., to:

                                  Account for payments:
                                  For cash: Deutsche Bank Trust Company Americas
                                 (f/k/a Bankers Trust Company) C/CDCFP
                                  ABA 021-001-033
                                  A/C # 01419647
                                  For Securities: CDC Financial Products Inc. - Onyx Facility

                                     VARIABLE FUNDING CAPITAL
                                     CORPORATION, as Conduit Lender

                                     By: WACHOVIA CAPITAL MARKETS, LLC,
                                         as attorney-in-fact

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as Committed Lender

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     WACHOVIA CAPITAL MARKETS, LLC, as
                                        VFCC Group Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

AGREED TO AND ACKNOWLEDGED:

ONYX ACCEPTANCE CORPORATION,
   as Seller and holder of the
   Subordinated Note

By: ______________________________
    Name:
    Title:

                                  Wire Payments with Respect to the VFCC Lenders to:

                                  First Union National Bank
                                  Charlotte, NC
                                  ABA: 053000219
                                  Acct Name: CP Liability Account
                                  Acct: 2000002391825
                                  Ref: Onyx XL-wrapped warehouse
                                  Attn: Conduit Administration or Perry Brown
                                  (704) 383-7737

                                    EXHIBIT A

                               [DEFINITIONS LIST]

                           ONYX ACCEPTANCE CORPORATION
                     ONYX ACCEPTANCE RECEIVABLES CORPORATION

================================================================================

                                DEFINITIONS LIST

================================================================================

                          dated as of January 29, 2004

                            XL CAPITAL ASSURANCE INC.

                               EIFFEL FUNDING, LLC

                           CDC FINANCIAL PRODUCTS INC.

                      VARIABLE FUNDING CAPITAL CORPORATION

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                          WACHOVIA CAPITAL MARKETS, LLC

      Unless otherwise defined therein, the capitalized terms used in the documents listed below shall have the meanings set forth in the Definitions List below.

      1. Sale and Servicing Agreement, dated as of January 9, 2003, as amended by the Amended and Restated Sale and Servicing Agreement, dated as of January 29, 2004 (the "Sale Agreement"), between the Seller and Recco, as the same may be further amended, supplemented or otherwise modified from time to time.

      2. Amended and Restated Credit Agreement, dated as of January 29, 2004 (the "Credit Agreement" or "Agreement"), among Recco, Eiffel and VFCC as Conduit Lenders, Wachovia and CDC FP as Committed Lenders, CDC FP, as Administrative Agent and Wachovia Securities, as VFCC Group Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

      3. Security Agreement, dated as of January 9, 2003, as amended by the Amended and Restated Security Agreement, dated as of January 29, 2004 (the "Security Agreement"), among Recco, the Servicer and JPMorgan Chase Bank, as Collateral Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

      4. Insurance and Indemnity Agreement, dated as of January 9, 2003, as amended by the First Amendment to Insurance and Indemnity Agreement, dated as of January 29, 2004 (the "Insurance Agreement"), among the Lenders, XLCA, as Surety Provider, the Seller and Recco, as the same may be further amended, supplemented or otherwise modified from time to time.

      5. Liquidity Asset Purchase Agreement, dated as of January 9, 2003, as amended by the Amended and Restated Liquidity Asset Purchase Agreement, dated as of January 29, 2004 (the "Eiffel Liquidity Agreement"), between CDC FP and Eiffel, as the same may be further amended, supplemented or otherwise modified from time to time.

      6. Liquidity Asset Purchase Agreement, dated as of January 29, 2004 (the "VFCC Liquidity Agreement"), between VFCC and Wachovia Bank, as the same may be amended, supplemented or otherwise modified from time to time.

      8. Subordinated Security Agreement, dated as of January 9, 2003, (the "Subordinated Security Agreement") between Recco and the Seller, as the same may be further amended, supplemented or otherwise modified from time to time.

      9. Premium Letter, dated January 29, 2004 (the "Premium Letter"), among XLCA, Onyx and Recco, as the same may be amended, supplemented or otherwise modified from time to time.

      10. Fee Letter Agreement, dated January 29, 2004 (the "Lender Fee Letter") among Recco, the Eiffel Group Agent and the VFCC Group Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                                DEFINITIONS LIST

      Accrued Costs and Interest Sub-Account: As defined in Section 4 of the Security Agreement.

      Accrued Facilities Cost Amount: For any day during a Determination Period, an amount equal to the Facilities Costs that have accrued from the beginning of such Determination Period up to and including such day minus the amount on deposit in the Accrued Costs and Interest Sub-Account representing Facilities Costs with respect to such Determination Period.

      Accrued Interest Amount: On any day of determination, the aggregate amount of interest accrued and unpaid for such day on the Loans.

      Additional Lending Group: As defined as Section 2.19 of the Credit Agreement.

      Adjusted Eligible Contracts Balance: On any day, the aggregate of the Outstanding Balances of all Purchased Contracts minus the sum of (a) the Outstanding Balance of all Delinquent Contracts and, without duplication, Defaulted Contracts on such day, plus (b) without duplication of the amount described in clause (a) of this definition, (i) the Outstanding Balance of all Ineligible Contracts on such day, to the extent that such Contracts have not been repurchased by the Seller pursuant to the terms and conditions of the Sale Agreement, plus (ii) the aggregate amount by which the Outstanding Balances of all Purchased Contracts having Obligors with mailing addresses in any one state exceed 50% of the Outstanding Balance of all Purchased Contracts, plus (iii) the Outstanding Balance for all Purchased Contracts for which the Purchase Date occurred more than 9 months prior to such day, plus (iv) the aggregate amount by which the Outstanding Balances of all Purchased Contracts having original maturities of greater than sixty (60) months exceeds 50% of the Outstanding Balances of all Purchased Contracts.

      Adjusted Eurodollar Rate: With respect to any Lender, for any Interest Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to such Lender's applicable LIBOR Rate for such Interest Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Interest Period.

      Administrative Agent: CDC FP, and its permitted successors and assigns in such capacity.

      Advance Rate: For any Purchase Period, 98%; provided, however, that if, on any Determination Date the Net Yield on such Determination Date does not equal or exceed the Target Net Yield, then the applicable Advance Rate for the Purchase Period beginning on such Determination Date shall be reduced by an amount equal to two (2) times the amount by which the Target Net Yield exceeds such Net Yield; provided, further, that (i) if the weighted average FICO score with respect to Obligors of all Purchased Contracts is between 635 and 639, inclusive, as reported in the most recently delivered Monthly Report, then the applicable Advance Rate for the Purchase Period beginning on the date such Monthly Report is delivered shall be further reduced by an amount equal to 1% until such weighted average FICO score is greater than 639, it being understood that if the weighted average FICO score with respect to Obligors of all Purchased Contracts is reported to be between 635 and 639, inclusive, on two or more consecutive Monthly Reports, the applicable Advance Rate shall not be reduced by an amount equal to 1% for any Purchase Period other than the first Purchase Period; and (ii), if the weighted average FICO score with respect to Obligors of all Purchased Contracts is less than 635 as reported in the most recently delivered Monthly Report, then the applicable Advance Rate for the Purchase Period beginning on the date such Monthly Report is delivered shall be reduced by an amount equal to 5% until such weighted average FICO score is equal to or greater than 635, it being understood that if the weighted average FICO score with respect to Obligors of all Purchased Contracts is reported to be less than 635, inclusive, on two or more consecutive Monthly Reports, the applicable Advance Rate shall not be reduced by an amount equal to 5% for any Purchase Period other than the first Purchase Period.

      Affected Party: As defined in Section 2.17(a) of the Credit Agreement.

      Affiliate: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

      Aggregate Purchase Price: (i) the sum of the Purchase Prices of all Purchased Contracts sold on all Purchase Dates minus (ii) the sum of all the Repurchase Prices of all Purchased Contracts repurchased by the Seller on all Repurchase Dates.

      Alternative Rate: With respect to (i) the VFCC Lenders, as defined in Annex A to the Credit Agreement, (ii) the Eiffel Lenders, as defined in Annex B to the Credit Agreement and (iii) any other Lender, as defined on such Lender's applicable Lenders Annex.

      Alternative Rate Loan: Any Loan that is not funded with Commercial Paper Notes, including, without limitation, any Loan from and after the time, if any, when any Conduit Lender transfers such Loan, or borrows to finance such Loan, under its Liquidity Agreement.

      Alternate Servicing Plan: The plan, in form and substance satisfactory to the Controlling Party, pursuant to which the Seller and the Servicer provide for a successor servicer to perform all of the obligations of the Seller as initial Servicer.

      Annual Percentage Rate: The annual rate of interest applicable to each Contract, as disclosed therein.

      Annual Report: As defined in Section 8.3(c) of the Sale Agreement.

      Applicable Law: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

      Applicable Margin: 0.35% with respect to the CP Rate and 0.70% per annum with respect to the Alternative Rate.

      Approvals: As defined in Section 2.1(a), 2.4(a) and 2.7(a) of the Insurance Agreement.

      Assignment and Acceptance: An assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the related Group Agent, in substantially the form of Exhibit H hereto.

      Available Funds: On any day, the aggregate amount of funds available to Recco on such day from proceeds of Loans plus, without duplication, Deposited Funds.

      Average Cost of Funds: An amount equal to the aggregate cost of funds (including the interest or discount component of Commercial Paper and including the Facilities Costs and certain amounts paid under the Fee Letters as set forth therein) incurred by the Lenders, with respect to the funding of the Loans for any Determination Period, as determined by each Group Agent for its respective Group.

      Bank Accounts: Collectively, the Lock-Boxes, the Clearing Account and the Collection Account and all Permitted Investments in such accounts.

      Bankruptcy Code: Title 11 of the United States Code (11 U.S.C. Section 101 et seq), as amended and in effect from time to time, or any successor statute.

      Bankruptcy Event: With respect to a Person, (a) such Person or any of its Subsidiaries (if any) shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against such Person or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there shall be commenced against such Person or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (d) such Person or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above; or (e) such Person or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

      Base Rate: With respect to any Loan, the Base Rate as defined in the Lenders Annex related to the Lender holding such Loan.

      Blanket Policy: An Insurance Policy maintained by the Seller and Recco providing all risk, physical damage and theft insurance with respect to each Vehicle, or such other insurance approved by the Controlling Party.

      Borrowing Base: On any day, an amount equal to the product of (a) the Advance Rate on such day and (b) the Adjusted Eligible Contracts Balance on such day.

      Borrowing Base Deficiency: On any day, the excess, if any, of the Outstanding Principal Amount of Loans on such day over the Borrowing Base.

      Borrowing Date: Any Business Day specified in a notice pursuant to Section
2.3 of the Credit Agreement as a date on which Recco requests the Lenders to make Loans thereunder.

      Breakage Costs: As defined in Section 2.18 of the Credit Agreement.

      BT: Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), acting solely in its capacity as trustee of the several Recco grantor trust auto loan securitizations pursuant to Pooling and Servicing Agreements among Onyx, Recco and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company).

      Business Day: A day of the year on which banks are not required or authorized to close in New York City or Charlotte, North Carolina and on which the New York Stock Exchange is open.

      Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      CDC FP: CDC Financial Products Inc., a Delaware corporation, and its successors.

      Change of Control: A change resulting when any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Onyx or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Onyx such that such nominees when added to any existing director remaining on the Board of Directors of Onyx after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of Onyx. As used herein, (a) "Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" shall mean a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Unrelated Person" shall mean at any time any Person other than Onyx or any of its Subsidiaries and other than any trust for any employee benefit plan of Onyx or any of its Subsidiaries; (d) "Related Person" shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of such Person.

      Clearing Account: Account No. 4159359173 maintained at Wells Fargo Bank.

      Closing Date: January 29 2004

      Code: The United States Internal Revenue Code of 1986, as amended.

      Collateral: As defined in Section 2 of the Security Agreement.

      Collateral Agent: JPMorgan Chase Bank and its successors as Collateral Agent pursuant to the Security Agreement.

      Collateral Agent Lien Release Certificate: The lien release certificate to be delivered by the Collateral Agent to Recco in accordance with Section 23(b) of the Security Agreement, in the form attached thereto as Exhibit B.

      Collection Account: As defined in Section 2.8 of the Credit Agreement.

      Collection Account Agreement: The Collection Account Agreement dated January 9, 2003 among Recco, Onyx, the Collateral Agent and Wells Fargo Bank and acknowledged by XLCA, as the same may be amended, supplemented or otherwise modified from time to time.

      Collections: All amounts (including, without limitation, Recoveries) due and owing on, or otherwise received by the Seller, the Servicer or Recco in respect of the Purchased Contracts and the Vehicles.

      Commercial Paper, CP Notes, Commercial Paper Note or CP Note: The short-term promissory notes of a Conduit Lender denominated in dollars and issued in respect of the Program.

      Commission: The Securities and Exchange Commission, and its successors.

      Commitment Period: The period from and including January 29, 2004 to but not including the Commitment Termination Date.

      Commitment Termination Date: The earliest of (a) the Scheduled Termination Date, (b) the Wind-Down Date and (c) the date on which the Administrative Agent and each Group Agent receives written notice from the Seller pursuant to Section
6.1 of the Sale Agreement.

      Committed Lender: As defined in the preamble of the Credit Agreement.

      Commonly Controlled Entity: The Seller or the Servicer, as the case may be, and each entity, whether or not incorporated, which is affiliated with any of the foregoing pursuant to Section 414(b), (c), (m) or (o) of the Code.

      Complete Servicing Transfer: The transfer of the servicing, administration and collection functions from the Servicer to a Successor Servicer after a Servicer Termination Notice has been given.

      Conduit Lender: As defined in the preamble of the Credit Agreement.

      Consenting Lenders: As defined in Section 2.4(b) of the Credit Agreement.

      Consent Period: As defined in Section 2.4(b) of the Credit Agreement

      Contract: Each retail installment sale contract for a Vehicle that is purchased by the Seller from a Vehicle Dealer (or subject to the conditions set forth in Section 4.2(i) of the Sale Agreement, from ABNI, Inc.) or a loan made by the Seller to an Obligor to finance the purchase of a Vehicle, any amendment, supplement or modification thereto, and all rights and obligations thereunder.

      Contract Information: Any written information with respect to the Contracts, or any portion thereof, including, without limitation, information contained in any Daily Report, Monthly Report or Annual Report provided by either (a) the Servicer, if the Seller or any of its Affiliates is the Servicer, to Recco, the Administrative Agent, the Group Agents, the Collateral Agent or the Surety Provider or (b) the Seller, if the Seller or any of its Affiliates is no longer the Servicer, to the Servicer, Recco, the Administrative Agent, the Group Agents, the Collateral Agent or the Surety Provider.

      Contract List: Each schedule of Contracts delivered by the Seller to Recco, the Lenders, the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent with respect to each Purchase Date identifying, in such detail as such parties may require, each Contract being sold by the Seller to Recco and pledged by Recco to the Collateral Agent organized by the name of the Obligor and the state in which the Obligor's billing address is located and setting forth the weighted average Annual Percentage Rate of such Contracts and for each such Contract: (i) a number identifying the Contract, (ii) the original amount financed under such Contract,
(iii) the Annual Percentage Rate under such Contract within 0.125%, (iv) the maturity of the Contract term and (v) the amount of the Obligor's monthly payment.

      Contractual Obligation: As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      Controlling Party: XLCA, so long as no Insurer Default shall have occurred and be continuing, and in the event an Insurer Default shall have occurred and be continuing, the Group Agents collectively, provided, however, that the Group Agents shall also be the Controlling Party after all amounts due to XLCA have been paid and the Surety Bond has expired in accordance with its terms.

      Counterparty Hedge Termination Amounts: Any termination payments owing by Recco to the counterparty of any Hedge Agreement where such counterparty is the Defaulting Party or an Affected Party as defined in such Hedge Agreement.

      CP Loan: A Loan made by a Conduit Lender at any time that is funded or maintained with the proceeds of Commercial Paper Notes.

      CP Rate: With respect to (i) VFCC, as defined in Annex A to the Credit Agreement, (ii) Eiffel, as defined in Annex B to the Credit Agreement and (iii) any other Conduit Lender, the CP Rate set forth in the Lenders Annex related to such Conduit Lender.

      Credit Agreement: The Credit Agreement, as defined on the first page of this Definitions List.

      Credit and Collection Policy: The Servicer's credit and collection policies as set forth as Exhibit I to the Sale Agreement, as amended, modified or supplemented pursuant to amendments, modifications or supplements with respect to which the Controlling Party provided its prior written consent.

      Daily Report: The report delivered by the Servicer on each Purchase Date pursuant to Section 8.7 of the Sale Agreement, substantially in the form of Exhibit G thereto.

      Dealer Assignment: Any agreement between the Seller and the Vehicle Dealer pursuant to which a Contract or security interest in the related Vehicle has been transferred, sold or assigned by such Vehicle Dealer to the Seller.

      Dealer or Commercial Paper Dealer: Any dealer or placement agent of the Commercial Paper Notes.

      Debt: Of a Person on any day, the sum on such day of (a) indebtedness for borrowed money or for the deferred purchase price of property or services, or evidenced by bonds, notes or other similar instruments, (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above.

      Default: Any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

      Default Rate: A fluctuating interest rate equal to 2.00% per annum above the Base Rate in effect from time to time.

      Defaulted Contract: Any Contract (a) that has been written off by the Servicer in accordance with the terms of the Credit and Collection Policy or which, pursuant to the terms of the Credit and Collection Policy, should have been written off by the Servicer as of the related date of determination or (b) for which a Scheduled Payment of principal or interest is 120 or more days past due.

      Delinquent Contract: Any Contract for which a Scheduled Payment of principal or interest is thirty (30) or more days past due.

      Deposited Funds: At any time, all principal collections on deposit in or otherwise to the credit of the Collection Account.

      Determination Date: With respect to any Determination Period, the fifth Business Day following the last day of such Determination Period.

      Determination Period: The period from the first day of each calendar month through the last day of that calendar month, inclusive.

      Dollars and $: Lawful money of the United States of America.

      Effective Date: The date on which the conditions set forth in Section 4.1 of the Credit Agreement have been satisfied.

      Eiffel: Eiffel Funding, LLC, a Delaware limited liability company.

      Eiffel Commitment: With respect to the Eiffel Lending Group, $150,000,000, as such amount may be reduced pursuant to Section 2.9 of the Credit Agreement.

      Eiffel Group Agent: CDC FP, its successors and assigns, as Group Agent for the Eiffel Lenders.

      Eiffel Lenders: Eiffel and CDC FP, and their successors and assigns.

      Eiffel Liquidity Agreement: The Eiffel Liquidity Agreement, as defined on the first page of this Definitions List.

      Eiffel Loan: A Loan held by an Eiffel Lender pursuant to the Credit Agreement.

      Eiffel Note: The Lender Note issued to the Eiffel Lenders substantially in the form of Exhibit I to the Eiffel Lenders Annex attached.

      Eiffel Outstanding Principal Amount: On any day, with respect to the Eiffel Loans, the outstanding principal amount of such Eiffel Loans, as reflected on the Eiffel Note.

      Eligible Assignee: (a) A Person whose short-term rating is at least A-1 from S&P and Prime-1 from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and Prime-1 from Moody's, or (b) such other Person satisfactory to Recco, the related Group Agent and each of the rating agencies rating the Commercial Paper Notes.

      Eligible Contract: On any day, a Contract (a) that arises from the completed delivery of a Vehicle to an Obligor which Vehicle has been accepted by the Obligor, (b) that has been originated in the United States by, and that arises in the ordinary course of the Seller's or the Vehicle Dealer's business (or, subject to the conditions set forth in Section 4.2(i) of the Sale

Agreement, from ABNI, Inc.'s business), (c) as to which each representation or warranty of the Seller (applicable to such Contracts) made in Section 4.2 (other than Section 4.2(a)) of the Sale Agreement is true and correct and has not been breached, (d) that is not a Delinquent Contract or Defaulted Contract, (e) the Obligor of which is a natural person residing in any state of the United States or the District of Columbia, (f) the Obligor of which is not the United States government or a state or municipal government subdivision or agency thereof and is not an Affiliate of the Seller, (g) that is denominated and payable in Dollars in the United States, (h) that has been fully and properly executed by the parties thereto and is in full force and effect and represents the legal, valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms, (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles whether considered in proceedings in equity or at law), (i) that is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by Recco, (j) that does not contravene any Requirements of Law applicable thereto, (k) with respect to which all required consents, approvals and authorizations have been obtained, (1) as to which a valid and enforceable, first priority, perfected security interest in the Vehicle securing such Contract has been assigned to Recco and which security interest is in full force and effect and subject to no prior liens, claims or encumbrances, (m) that contains customary and enforceable provisions, including the right, as subject to or limited by applicable law, of the Seller to accelerate all scheduled payments on a default of the Obligor, such that the rights and remedies of the holder thereof are adequate for realization against such collateral, (n) that provides for level monthly payments (provided that the payment in the first and last month in the life of the Contract may be minimally different from level payments) that fully amortize the amount financed by the Contract over an original term not less than 12 months and no greater than 72 months, (o) which is freely assignable and transferable by the Seller, without notice or consent of any Person, (p) for which there is not more than one original executed Contract, (q) which, on the date of creation and time of transfer under the Sale Agreement satisfied all applicable requirements of the Credit and Collection Policy, (r) as to which Recco, after transfer of such Contract pursuant to the Sale Agreement, has good and marketable title, free and clear of any Lien, and (s) as to which the Vehicle is registered in a state of the United States or the District of Columbia and has satisfied the documentation requirements with respect to title set forth in clause (e) of the definition of "File" herein.

      Eligible Hedge: Interest Rate Hedge Mechanisms or similar instruments approved by the Controlling Party which, taken as a whole, must include both a swap and a cap, or similar instruments approved by the Controlling Party, structured using the following assumptions and calculated utilizing the spreadsheet attached hereto as Exhibit I (the "Hedge Spreadsheet"), as the same may be modified from time to time by the Controlling Party and Recco:

      (a) Swap Schedule Sizing: (i) Determined in accordance with the Hedge Spreadsheet, (ii) sized utilizing an all-in ABS speed of 1.75 and (iii) in an amount reasonably acceptable to the Controlling Party.

      (b) Maximum Swap Fixed Payment Rate: Calculated as (i) the weighted average Annual Percentage Rate on the Purchased Contracts minus (ii) 7.08%.

      (c) Cap Schedule Sizing: (i) Determined in accordance with the Hedge Spreadsheet, (ii) sized at the difference between cap size for an ABS speed of
1.75 and the cap size for an ABS speed of 2.25 and (iii) in an amount reasonably acceptable to the Controlling Party.

      (d) Cap Strike Rate: Calculated as (i) the weighted average Annual Percentage Rate on the Purchased Contracts minus (ii) 6.58%.

      (e) Notional Amount: The Interest Rate Hedge Mechanisms together must provide for a notional amount (i) prior to the Hedge Effective Date, at least equal to the aggregate Outstanding Balance of the Purchased Contracts then owned by Recco, (ii) on the Hedge Effective Date, within 1.00% of the aggregate Outstanding Balance of the Purchased Contracts then owned by Recco and (iii) following the Hedge Effective Date, on each payment date under the related Interest Rate Hedge Mechanisms, within 1.00% of the aggregate Outstanding Balance of the Purchased Contracts then owned by Recco.

      (f) Pledge to Collateral Agent: Each Interest Rate Hedge Mechanism must either name the Collateral Agent as beneficiary thereof or be pledged to the Collateral Agent as collateral under the Security Agreement and provide that all payments to be made by the counterparty thereunder following the Hedge Effective Date will be made to the Collection Account for application pursuant to the terms of the Security Agreement.

      (g) ISDA Master Agreement and Schedule: Each Interest Rate Hedge Mechanism must be entered into pursuant to an ISDA Master Agreement and Schedule in the form attached hereto as Exhibit J, which provide that (i) if the Collateral Agent is not the beneficiary thereof, all of Recco's rights (but none of its obligations) under the Interest Rate Hedge Mechanism have been assigned to the Collateral Agent as collateral under the Security Agreement and (ii) the counterparty shall promptly notify the Collateral Agent and the Controlling Party of any amendment, waiver, termination or other modification of such ISDA Master Agreement or Schedule or any confirmation related thereto.

      (h) Confirmations: No Confirmation entered into pursuant to an ISDA Master Agreement and Schedule described in clause (g) may amend or alter the terms of such ISDA Master Agreement and Schedule without the prior, written consent of the Controlling Party.

      (i) Hedge Effective Date: Each Confirmation to an Interest Rate Hedge Mechanism must provide for a Hedge Effective Date that is reasonably acceptable to the Controlling Party.

      (j) Counterparty Ratings: The counterparty to each Interest Rate Hedge Mechanism must be a Person the long-term debt obligations of which are rated in one of the two highest long-term debt rating categories of each of S&P and Moody's or is otherwise reasonably acceptable to the Controlling Party.

      (k) Assignment Acknowledgement: The counterparty to each Interest Rate Hedge Mechanism must have executed and delivered an Interest Rate Hedge Assignment Acknowledgement to the Collateral Agent and to the Controlling Party.

      (l) Controlling Party Approval: Each Interest Rate Hedge Mechanism must otherwise be reasonably acceptable to the Controlling Party.

      Notwithstanding the foregoing, funds on deposit in a prefunding account established in connection with an XLCA insured structured finance transaction established by or on behalf of Onyx or an Affiliate of Onyx, to which the Purchased Contracts will be sold (a "Securitization") will qualify as an Eligible Hedge with respect to Purchased Contracts having an aggregate Outstanding Balance less than or equal to the balance of funds on deposit in such prefunding account so long as such Purchased Contracts satisfy the eligibility criteria for sale to such Securitization and have been identified for purchase by such Securitization, but only to the extent such funds on deposit in such prefunding account are not serving as a hedge arrangement for any other Onyx facility or program.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Affiliate: With respect to any Person (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) a member of the same affiliated service group (within the meaning of section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any partnership or other trade or business described in clause (b) above or (d) any other Person or entity which would be treated as a single employer with such Person under
Section 4001(b) of ERISA.

      ERISA Termination Event: A Reportable Event, the filing of a notice of intent to terminate under Section 4041(c) of ERISA or any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan.

      Eurodollar Disruption Event: The occurrence of any of the following: (a) a determination by a Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Loan, (b) the failure of one or more of the Reference Banks to furnish timely information for purposes of determining the Adjusted Eurodollar Rate, (c) a good faith determination by a Lender in its reasonable discretion that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Loan or
(d) the inability of a Lender to obtain United States dollars in the London interbank market to make, fund or maintain any Loan.

      Eurodollar Reserve Percentage: Of any Reference Bank for any period, the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Reference Bank with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as presently defined in Regulation D) having a term of one month.

      Event of Default: Any event of default specified in Section 5.1 of the Insurance Agreement.

      Expiration Date: The final date of the Term of the Surety Bond, as specified in the Surety Bond.

      Face Amount: When used with reference to Commercial Paper Notes being sold at a discount, the face amount of any such Commercial Paper Note and when used with respect to Commercial Paper Notes issued on an interest-bearing basis, the principal amount of, plus the amount of all interest stated to accrue thereon to the stated maturity date of, any such Commercial Paper Note.

      Facilities Costs: The "XLCA Premium" under the Premium Letter, the "Commitment Fee" under each Fee Letter and any other program fees.

      Federal Funds Rate: With respect to (i) the VFCC Lenders, as defined in Annex A of the Credit Agreement, (ii) the Eiffel Lenders, as defined in Annex B of the Credit Agreement and (iii) any other Lender, as defined in the Lender Annex for such Lender.

      Fee Letters: The Premium Letter, the Lender Fee Letters, or any other fee letter related to a Lending Group.

      Fees: All fees or other amounts payable by Recco to any of the Lenders or the Surety Provider.

      File: With respect to each Contract to be purchased by Recco and each Purchased Contract:

      (a)   the original Dealer Assignment, if any;

      (b) the fully executed original of the Contract (together with any agreements modifying the Contract) and the fully executed original of each guaranty and other credit enhancement (if any) with respect thereto;

      (c) documents evidencing or related to any Insurance Policy with respect to a Vehicle, including proof of insurance as of the related Purchase Date with respect to such vehicle;

      (d) the original credit application of the Obligor, fully executed by such Obligor, such application to be in a form substantially similar to that included in the Credit and Collection Policy;

      (e) either (i) the original Title Document for the related Vehicle or a duplicate copy thereof (in cases where an original Title Document is not provided by the Registrar of Titles) issued or certified by the Registrar of Titles which issued the original thereof (or, with respect to certain of the Vehicles, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Vehicle granted by such Purchased Contract, as determined by the Servicer and the Controlling Party to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or (ii) written evidence that the Title Document for such Vehicle showing Onyx or ABNI, Inc. as first lienholder has been applied for; provided, that the items set forth in clause (e)(i) of this definition may be stored separately from the other items set forth in this definition;

      (f) any and all other documents that the Seller keeps on file in accordance with its procedures relating to the Contract, Obligor or Vehicle; and

      (g) where the Vehicle being financed secures a Contract directly originated by the Seller, a Vehicle Condition Report for such Vehicle.

      File Custody Agreement: The File Custody Agreement dated January 9, 2003, among Recco, Onyx, Onyx Acceptance Receivables Corporation, Schick DataBank and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

      Finance Charges: Finance charges, late charges, and other fees, charges and similar items with respect to Contracts.

      Finco: Onyx Acceptance Financial Corporation, a Delaware corporation, and its successors.

      Fiscal Agent: The Fiscal Agent, if any, designated pursuant to the terms of the Surety Bond.

      Fitch: Fitch, Inc., or its successor or in interest. References to Fitch in any of the documents are only operative if Fitch has rated and is continuing to rate, the Commercial Paper of any Conduit Lender.

      Foreign Lender: Any Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

      GAAP: Generally accepted accounting principles in effect from time to time in the United States of America.

      Governmental Authority: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

      Gross Charge-Offs: For any Determination Period, the Outstanding Balance of all Purchased Contracts that became Defaulted Contracts during such period.

      Group Agents: With respect to (i) the Eiffel Lenders, the Eiffel Group Agent, (ii) the VFCC Lenders, the VFCC Group Agent and (iii) any other Lending Group, the Person named as Group Agent in the agreement by which such Lending Group's Lenders became parties to the Credit Agreement.

      Group Commitment: The Eiffel Commitment, the VFCC Commitment and the commitment of any additional Lending Group under the Credit Agreement.

      Group Outstanding Principal Amount: With respect to (i) the Eiffel Lenders, the Eiffel Outstanding Principal Amount, (ii) the VFCC Lenders, the VFCC Outstanding Principal Amount and (iii) any other Lenders, the outstanding principal amount of the Loans held by the Lenders of such Lending Group.

      Hedge Agreement: An interest rate swap agreement and an interest rate cap agreement, including any Interest Rate Hedge Mechanism, in form and substance satisfactory to the Controlling Party.

      Hedge Agreement Reserve Account: The account designated as such, established by the Issuer and maintained by the Collateral Agent pursuant to
Section 2.16(a).

      Hedge Agreement Reserve Account Required Amount: With respect to any Determination Date on and after the Hedge Trade Date for a Hedge Agreement, an amount equal to $180,000.00; provided, that the Hedge Agreement Reserve Account Required Amount on any Determination Date after the termination of each Hedge Agreement shall be zero.

      Hedge Agreement Reserve Account Withdrawal Amount: With respect to each Determination Date, the lesser of (x) the Hedge Payment Shortfall and (y) and the amount on deposit in the Hedge Agreement Reserve Account for such Determination Date.

      Hedge Effective Date: The "Effective Date" specified in the related confirmation with respect to any Interest Rate Hedge Mechanism.

      Hedge Payment Shortfall: As defined in Section 2.16(b) of the Credit Agreement.

      Hedge Trade Date: The "Trade Date" specified in the related confirmation with respect to any Interest Rate Hedge Mechanism.

      Indebtedness: With respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA;
(d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

      Indemnified Amounts: As defined in Section 7.1 of the Sale Agreement.

      Indemnified Party: As defined in Section 7.1 of the Sale Agreement.

      Independent: When used with respect to any accountant means an accountant, who may be the accountant who audits the books of Recco or Onyx, who is independent with respect to Recco or Onyx within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to any party, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

      Ineligible Contracts: Any Contract sold by the Seller and purchased by Recco as an Eligible Contract that, (a) subsequent to the Purchase Date of such Contract, is determined not to have conformed to the definition of Eligible Contracts on such Purchase Date or (b) on the 180th day after its purchase by Recco, the File for which does not contain a Title Document for the related Vehicle if, on the date of such purchase by Recco, such File contained an application therefor in lieu of such Title Document.

      Insolvency: With respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

      Insolvency Law: Existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, rehabilitation, reorganization, legislation or relief of debtors.

      Insolvent: Pertaining to a condition of Insolvency.

      Insurer Default Premium: As defined in the Premium Letter.

      Insurance Agreement: The Insurance Agreement, as defined on the first page of this Definitions List.

      Insurance Policies: All insurance policies, including, without limitation, the Blanket Policy, covering physical damage, theft, mechanical breakdown or similar event with respect to a Vehicle or loss of such Vehicle or credit life or credit disability insurance with respect to payments due on a Contract or otherwise benefiting the holder of the Contracts.

      Insurer Default: The existence and continuance of any of the following:
(a) a failure by the Surety Provider to make a payment when or as required under the Insurance Agreement in accordance with its terms or under the Surety Bond in accordance with its terms; or (b) (i) the Surety Provider (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other Insolvency Law, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other Insolvency Law which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Surety Provider or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Surety Provider, or the taking of possession of all or any material portion of the property of the Surety Provider.

      Insurer Fee: As defined in the Premium Letter.

      Intercreditor Agreement: The Intercreditor Agreement dated January 9, 2003, and amended by the First Amendment to Intercreditor Agreement dated January 29, 2004, between the Collateral Agent and Capital Markets Assurance Corporation, and acknowledged by Onyx, Recco, Finco, CapMac Financial Services, Inc., Triple-A One Funding Corporation, XLCA, Eiffel, CDC FP, VFCC, Wachovia Bank and Wachovia Securities, as further amended, supplemented or otherwise modified from time to time.

      Interest Period:

      With respect to any CP Loan, each calendar month; or

      With respect to any Alternative Rate Loan: (i) initially, the period commencing on the date of the initial funding of such Loan and ending on (but excluding) the Business Day immediately preceding the next following Scheduled Interest Payment Date, and (ii) thereafter, each period commencing on (and including) the Business Day immediately preceding a Scheduled Interest Payment Date and ending on (but excluding) the Business Day immediately preceding the next following Scheduled Interest Payment Date.

      Notwithstanding the foregoing, if any Interest Period for any Loan that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by a Group Agent with respect to its Lending Group.

      Interest Rate Hedge Assignment Acknowledgment: An acknowledgment in substantially the form of Exhibit G to the Credit Agreement executed by a counterparty to an Interest Rate Hedge Mechanism in favor of the Administrative Agent, the Group Agents, the Surety Provider and the Collateral Agent.

      Interest Rate Hedge Mechanisms: Such agreement or combination of agreements, including without limitation, interest rate swaps, interest rate cap agreements, forward contracts and hedge mechanisms, and any appropriate ancillary agreements, executed copies of which shall be delivered to the Collateral Agent, the Surety Provider, the Administrative Agent and the Group Agents and shall be satisfactory to Moody's, S&P and the Controlling Party, in accordance with Section 5.14 of the Credit Agreement; provided, however, that such Interest Rate Hedge Mechanism shall be an Eligible Hedge.

      Investment Company Act: The Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      IRS: The Internal Revenue Service, and its successors.

      Joinder Agreement: An agreement between Recco, the Administrative Agent, the Lenders in an Additional Lending Group and the related Group Agent, substantially in the form of Exhibit K hereto.

      Late Payment Rate: The lesser of (a) the greater of (i) the Prime Rate plus 2% from time to time (any change in such rate of interest to be effective on the date such change is published) and (ii) the then applicable highest rate of interest on the Lender Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of a 360 day year for the actual number of days elapsed for such period. The Late Payment Rate shall be calculated by the Controlling Party and evidenced by a certificate of the Surety Provider delivered to the Group Agents, the Collateral Agent and Recco.

      Lenders Annex: With respect to (i) the VFCC Lenders, Annex A to the Credit Agreement, (ii) the Eiffel Lenders, Annex B to the Credit Agreement and (iii) any other Lending Group, an annex to the agreement by which such Lending Group's Lenders become parties to the Credit Agreement.

      Lender Fee Letter: The Fee Letter among Recco, the Eiffel Group Agent and the VFCC Group Agent, dated as of the Closing Date, as such may be amended, modified or supplemented from time to time.

      Lender Note: As defined in Section 2.2 of the Credit Agreement.

      Lenders: The Eiffel Lenders, the VFCC Lenders, and any other Conduit Lender or Committed Lenders from time to time party to the Credit Agreement.

      Lending Group: The Eiffel Lenders, the VFCC Lenders and any other related group of Conduit Lenders and Committed Lenders who become parties to the Credit Agreement as a distinct "Lending Group."

      LIBOR Rate: With respect to (i) the VFCC Lenders, as defined in Annex A of the Credit Agreement, (ii) the Eiffel Lenders, as defined in Annex B of the Credit Agreement and (iii) with respect to any other Lending Group, as defined on the Lenders Annex related to such Lending Group.

      LIBOR Rate Loan: Any Loan held by a Lender that is funded at the LIBOR Rate for such Lender.

      Lien: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever (except any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind granted under the Sale Agreement, the Credit Agreement or the Security Agreement with respect to the Purchased Contracts); provided however, that the term "Lien" shall not include any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever granted upon any Purchased Contract which has been released by the Collateral Agent and the Seller pursuant to the terms and conditions of
Section 23(b) of the Security Agreement and Section 19(b) of the Subordinated Security Agreement.

      Lien Release Request Certificate: The Lien Release Request Certificate to be delivered by Recco to the Collateral Agent in accordance with Section 23(b) of the Security Agreement, in the form attached thereto as Exhibit A and to the Seller in accordance with
Section 19(b) of the Subordinated Security Agreement in the form attached thereto as Exhibit A.

      Liquidation Day: The Commitment Termination Date and each day thereafter.

      Liquidity Agreement: Each of the Eiffel Liquidity Agreement and the VFCC Liquidity Agreement, as defined on the first page of this Definitions List or any other liquidity agreement between a Conduit Lender and its related liquidity provider.

      Loan: As defined in Section 2.1 of the Credit Agreement.

      Lock-Box: A lock-box or account to which Obligors remit Collections.

      Lock-Box Agreement: As defined in Section 6.21 of the Credit Agreement.

      Lock Box Bank: Any institution at which a Lock-Box is kept.

      Managed Contract: A Contract serviced by Onyx, whether a Purchased Contract, a Contract owned by Onyx or otherwise.

      Mandatory Payment Date: As defined in Section 2.5(a) of the Credit Agreement.

      Material Adverse Effect: (i) In respect of Recco or the Seller, as applicable, a material adverse effect on the financial condition, operations or business of Recco or the Seller, as applicable, or a material adverse effect on the ability or right of Recco or the Seller, as applicable, to perform its obligations under any Operative Document, (ii) any impairment of the ability or right of, the Administrative Agent, the Group Agents, the Lenders or the Surety Provider to enforce any Operative Document, or (iii) a material adverse effect on the Collateral or the Purchased Contracts or the perfection or priority of the Collateral Agent's security interest therein.

      Maximum Commercial Paper Amount: At any time of determination thereof, after giving effect to the application of proceeds of Commercial Paper to be sold on such date, an amount equal to (a) the Maximum Program Amount at such time minus (b) the aggregate principal amount of all Loans then outstanding minus (c) the aggregate unreimbursed amount drawn on the Surety Bonds at such time.

      Maximum Program Amount: At any time, the lesser of (a) the Total Commitment then in effect and (b) the sum, at such time, of (i) the amount of Deposited Funds plus (ii) the Borrowing Base.

      Maximum Seller Interest: At any time, 2% of the Aggregate Purchase Price.

      Maximum Subordinated Interest: At any time, 8% of the Aggregate Purchase Price.

      Monthly Report: The report to be delivered by the Servicer pursuant to
Section 8.8 of the Sale Agreement, substantially in the form of Exhibit H thereto.

      Moody's: Moody's Investors Service, Inc. or its successor in interest. References to Moody's in any of the documents are only operative if Moody's has rated, and is continuing to rate, Commercial Paper of any Conduit Lender.

      Multiemployer Plan: A Plan which constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      Multiple Employer Plan: A Plan which (a) is maintained for employees of the Seller or any of its ERISA Affiliates and at least one Person other than the Seller and its ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any of its ERISA Affiliates could have liability under Sections 4063, 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

      Net Advance Rate: On any day, the percentage equivalent of a fraction, the numerator of which is the Borrowing Base on such day and the denominator of which is the Outstanding Balance of all Purchased Contracts on such day.

      Net Charge-Offs: For any Determination Period, the Gross Charge-Offs for such period minus the Recoveries received by Recco for such period.

      Net Yield: On any day, the percentage equivalent of (a) twelve multiplied by (b) a fraction the numerator of which is equal to (i) the aggregate of all Finance Charges collected on Purchased Contracts during the three immediately preceding Determination Periods (including Finance Charges and interest on account of such Purchased Contracts collected and subsequently transferred in connection with a securitization transaction) minus (ii) the sum of (A) the aggregate of all Net Charge-Offs for such three Determination Periods and (B) the sum of the Average Cost of Funds for such three Determination Periods, and the denominator of which is equal to the sum of the average daily Outstanding Balances of all Purchased Contracts for each of such three immediately preceding Determination Periods.

      Notice of Borrowing: As defined in Section 2.3 of the Credit Agreement.

      Notice of Wind-Down: A notice to Recco, the Servicer, and the Seller from the Administrative Agent or any Group Agent and given at the direction of the Controlling Party to the effect that one (1) or more Wind-Down Events has occurred and is continuing and that such notice shall be deemed to be a "Notice of Wind-Down."

      Obligations: All the Outstanding Principal Amount of, and interest on (including interest accruing on or after any Bankruptcy Event, whether or not a claim for post-filing or post-petition interest is allowed in a proceeding relating thereto, and interest on overdue interest) the Lender Notes and all other obligations and liabilities of Recco to the Lenders, the Collateral Agent, the Surety Provider, the Administrative Agent, Group Agents or a counterparty under an Interest Rate Hedge Mechanism whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Insurance Agreement, the Lender Notes or the Security Agreement and any other Operative Document or document executed and delivered in connection therewith whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lenders, the Collateral Agent, the Group Agents or the Surety Provider) or otherwise.

      Obligor: Each Person who is indebted on a Contract.

      Onyx: Onyx Acceptance Corporation, a Delaware corporation, and its successors.

      Operative Documents: The collective reference to the Amended and Restated Credit Agreement, the Sale Agreement, the Collection Account Agreement, the Fee Letters, the Security Agreement, the Lender Notes, the Subordinated Note, the Seller Note, the Surety Bond, the Insurance Agreement, the Subordinated Security Agreement, the File Custody Agreement, the Security Interest Notice, the Intercreditor Agreement, any documents related to Interest Rate Hedge Mechanisms and any other agreement or instrument related or delivered to any party to any of the foregoing pursuant to or in connection with any of the foregoing.

      Original Borrowing Date: The date on which Recco made its initial purchase pursuant to the Original Sale Agreement.

      Original Credit Agreement: As defined in the preamble to the Credit Agreement.

      Original Sale Agreement: As defined in the preamble to the Sale Agreement.

      Other Conveyed Property: All property conveyed by the Seller to Recco pursuant to the Sale Agreement other than the Purchased Contracts.

      Outstanding Commercial Paper Note: When used with reference to any Commercial Paper Note, at the time of any determination thereof, any Commercial Paper Note authenticated and issued pursuant to and in accordance with the Issuing and Paying Agreement, except (a) any Commercial Paper Note paid upon or following its maturity as provided in such Commercial Paper Note, and (b) any Commercial Paper Note as to which funds for payment have been deposited with, and are being held by, the Issuing and Paying Agent in the Issuing and Paying Agent Account.

      Outstanding Balance: On any day, with respect to any Contract, the outstanding principal amount due and owing on such Contract on such day.

      Outstanding Extensions of Credit: On any day, the aggregate on such day (after giving effect to the issuance of Commercial Paper Notes on such day and the use of proceeds thereof) of (a) the Face Amount of the Outstanding Commercial Paper Notes, (b) the outstanding principal amount of Loans, and (c) the unreimbursed drawings under the Surety Bonds.

      Outstanding Principal Amount: On any day, with respect to the Loans, the sum of the Group Outstanding Principal Amounts on such day, as reflected on the Lender Notes.

      Paperless Title System: The Electronic Lien and Title system of the California Department of Motor Vehicles or other electronic title systems used by departments of motor vehicles in other jurisdictions.

      Payment Date: With respect to each Purchase Date, the date on which payment is made pursuant to Section 2.2 of the Sale Agreement with respect to Contracts acquired by Recco on such Purchase Date.

      PBGC: The Pension Benefit Guaranty Corporation established under ERISA, and its successors.

      Permitted Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P and Moody's at least as high as the ratings by such agencies of the Commercial Paper;

            (iii) commercial paper having, at the time of the investment, a rating from each of S&P and Moody's at least as high as the ratings by such agencies of the Commercial Paper;

            (iv) investments in money market or common trust funds having a rating from S&P of at least Am or Am-G and from Moody's at least as high as the ratings by Moody's of the Commercial Paper;

            (v) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

            (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

            (vii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) the deposits of which are insured by the Federal Deposit Insurance Corporation.

      Person: An individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature.

      Plan: Any employee benefit plan defined in Section 3(3) of ERISA in respect of which Recco, the Seller or any ERISA Affiliate thereof is or at any time within the immediately preceding five years was an "employer" as defined in
Section 3(5) of ERISA or may have, or in the past five years have had, liability, including but not limited to liability as a substantial employer, within the meaning of Section 4063 of ERISA and liability as a contributing sponsor under Section 4069 of ERISA.

      Premium: The premium payable in accordance with Section 3.2 of the Insurance Agreement and the Premium Letter.

      Premium Letter: As defined on the first page of this Definitions List.

      Prepayment Amount: As defined in Section 22(b) of the Security Agreement.

      Prime Rate: With respect to (i) the VFCC Lenders, as defined in Annex A of the Credit Agreement, (ii) the Eiffel Lenders, as defined in Annex B of the Credit Agreement and (iii) any other Lending Group, the Prime Rate as defined in the related Lenders Annex.

      Principal Portion: With respect to Commercial Paper, the Face Amount of such Commercial Paper less the imputed interest and any fees applicable to the Dealer associated therewith.

      Proceeds: As defined in the UCC.

      Program: The financing arrangements provided for in the Operative
Documents.

      Purchase: Each purchase by Recco of Contracts pursuant to the terms of the Sale Agreement.

      Purchase Date: Each Business Day on which any Contract is acquired by Recco pursuant to the terms of the Sale Agreement.

      Purchase Period: The period from and including the Closing Date to and including the first Determination Date and, thereafter, the period from but excluding any Determination Date to and including the next Determination Date.

      Purchase Price: As defined in Section 2.2 of the Sale Agreement.

      Purchased Contracts: All Contracts transferred to Recco as a result of each Purchase, including any Contracts that have become Delinquent Contracts or Defaulted Contracts or are Ineligible Contracts (but only to the extent such Ineligible Contracts have not been repurchased by the Seller pursuant to the terms and conditions of the Sale Agreement), provided however that, only for the purposes of the Credit Agreement, the Security Agreement and the Subordinated Security Agreement, the term Purchased Contracts shall not include any Purchased Contract which has been released by the Collateral Agent and the Seller pursuant to the terms and conditions of Section 23(b) of the Security Agreement and
Section 19(b) of the Subordinated Security Agreement.

      Rate Setting Day: For any Interest Period, two (2) Business Days prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

      Rating Agency: Fitch, S&P and Moody's and any nationally recognized statistical rating organization who has assigned a rating to the related Commercial Paper Notes.

      Rating Agency Confirmation: The written confirmation by the Rating Agencies that any Proposed Transaction shall not result in a reduction or withdrawal of the then-current rating assigned to the related Commercial Paper Notes (without giving effect to the Surety Bond).

      Recco: Onyx Acceptance Receivables Corporation, a Delaware corporation, and its successors.

      Recco Account: The account established by Recco, and as to which Recco has notified the Administrative Agent, the Group Agents and the Collateral Agent, into which a Lender deposits the proceeds of Loans made by such Lender.

      Recco Expenses: All (a) operating expenses incurred by Recco at any time prior to the Scheduled Maturity Date and in the ordinary course of its business (including rent, salaries, professional fees and expenses incurred in connection therewith), (b) fees, premiums and other expenses at any time owing to the Collateral Agent, the Dealer, the Surety Provider, any Lender or the Servicer pursuant to, or incurred in connection with, any Operative Document (excluding the Facilities Costs and the Servicing Fee) and (c) all fees and expenses incurred at any time in respect of any of the Bank Accounts.

      Recco Hedge Termination Amounts: Any termination payments owing by Recco to the counterparty of any Hedge Agreement where Recco is the Defaulting Party or the sole Affected Party as defined in such Hedge Agreement.

      Recco Secured Parties: The holders of the Obligations under the Security Agreement.

      Recoveries: With respect to any Determination Period, the aggregate amount of all cash received by Recco, the Seller or the Servicer during such Determination Period in respect of any Defaulted Contract including (i) cash received in connection with the sale or other disposition of the related Vehicle, (ii) proceeds of Insurance Policies with respect to the related Vehicle and (iii) payments made by or on behalf of the Obligor.

      Recovery Procedure: As defined in Section 4.1(i) of the Credit Agreement.

      Reference Bank: Any bank that furnishes information for purposes of determining the Adjusted Eurodollar Rate.

      Register: As defined in Section 2.2 of the Credit Agreement.

      Registrar of Titles: The agency, department or office having the responsibility for maintaining records of titles of motor vehicles and issuing documents or records evidencing such titles in the jurisdiction in which a particular Vehicle is registered.

      Regulation D: Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      Regulation T: Regulation T of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      Regulation U: Regulation U of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      Regulation X: Regulation X of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      Reorganization: With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      Reportable Event: Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than those events as to which the thirty day notice period is waived.

      Repossessed Vehicle: As defined in Section 4.2(h) of the Sale Agreement.

      Repurchase Price: The amount required to be paid by the Seller to Recco pursuant to Section 4.5 of the Sale Agreement in connection with the repurchase by the Seller of any Ineligible Contract.

      Required Lenders: Those Lenders belonging to Lending Groups, whose aggregate Group Commitments exceed 66 2/3 % of the Total Commitment.

      Requirement of Law: As to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      Residual Lines: (a) The Master Loan Agreement between Onyx Acceptance Funding Corporation and Salomon Brothers Realty Corp., dated as of September 3, 1998, as the same may be amended, supplemented or otherwise modified from time to time, (b) the Master Repurchase Agreement among Credit Suisse First Boston (Europe) Limited, Credit Suisse First Boston Corporation and Onyx Acceptance Funding Corporation, dated as of October 13, 2000, as the same may be amended, supplemented or otherwise modified from time to time and (c) any other similarly structured agreements or arrangements entered into by Onyx Acceptance Funding Corporation or any of its Affiliates.

      Responsible Officer: The chief executive officer, president, vice president-operations, chief financial officer, controller, secretary or treasurer of a corporation, provided that, (a) with respect to any certificate to be delivered by a Responsible Officer, such Officer shall have personal knowledge of the subject matter of such certificate, and (b) with respect to any other matter to be undertaken by a Responsible Officer, such Officer shall be duly authorized by all necessary corporate or other action with respect to such matter.

      Sale Agreement: The Sale Agreement, as defined on the first page of this Definitions List.

      Scheduled Interest Payment Date: Each Determination Date hereafter commencing with February 6, 2004.

      Scheduled Maturity Date: The date that is 78 months following the Commitment Termination Date.

      Scheduled Payment: With respect to any Determination Period and any Contract, the amount set forth in such Contract as required to be paid by the related Obligor in such Determination Period.

      Scheduled Termination Date: January 27, 2005, or such later date as mutually agreed upon in writing by the Seller, Recco, the Administrative Agent, the Surety Provider, each Group Agent and the Lenders at least sixty (60) days before the Scheduled Termination Date then in effect.

      SEC: Securities and Exchange Commission.

      Security Agreement: The Security Agreement, as defined on the first page of this Definitions List.

      Security Interest: As defined in the UCC.

      Security Interest Notice: The Notice of Grant of Security Interest in Insurance Policy dated January 9, 2003, among Onyx, Recco, and Great American Insurance Companies, as the same may be amended, supplemented or otherwise modified from time to time.

      Securities Act: The Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      Securities Exchange Act: The Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      Seller: Onyx.

      Seller Interest: On any day, an amount equal to the Outstanding Balance of Purchased Contracts as reflected on the most recent Daily Report minus the sum of (a) the Outstanding Principal Amount of Loans on such day and (b) the Subordinated Interest on such day.

      Seller Lien Release Certificate: The lien release certificate to be delivered by the Seller to Recco in accordance with Section 19(b) of the Subordinated Security Agreement in the form attached thereto as Exhibit B.

      Seller Note: As defined in Section 5.1 of the Sale Agreement.

      Seller Note Interest Rate: On any date, the applicable CP Rate as of the immediately preceding Determination Date.

      Servicer: Onyx or any Successor Servicer.

      Servicer's Certificate: As defined in Section 8.8 of the Sale Agreement.

      Servicer Termination Event: As defined in Section 8.10 of the Sale Agreement.

      Servicer Termination Notice: As defined in Section 8.10 of the Sale Agreement.

      Servicing Fee: For any Determination Period (or portion thereof), an amount equal to the product of (a) the Servicing Fee Percentage, (b) the Outstanding Balance of the Purchased Contracts as of the last day of the preceding Determination Period, and (c) the number of days in such Determination Period divided by 365.

      Servicing Fee Percentage: For any Determination Period (or portion thereof), either (i) if the Seller or any of its Affiliates is the Servicer, 1% or (ii) if the Seller or any of its Affiliates is not the Servicer, 1% or such other percentage as may be agreed upon between such successor Servicer and the Controlling Party.

      Share: With respect to each Lending Group and any Loan, the percentage equivalent of a fraction the numerator of which is such Lending Group's Group Commitment on such day and the denominator of which is the Total Commitment on such day, multiplied by the amount of the Loan requested in the Notice of Borrowing on such day. Notwithstanding the forgoing, if any Lending Group has a Group Outstanding Principal Amount greater than zero at the time one or more other Lending Groups are added to this Agreement, the Share for each existing Lending Group shall be zero and the Share for a new Lending Group shall be 100% or, if more than one new Lending Group has been added to this Agreement, its pro rata share (based upon its Group Commitment to each other new Lending Group's Group Commitment), until such time as the Group Outstanding Principal Amount for each Lending Group equals its Share of the Outstanding Amount, as calculated by the first sentence of this definition.

      S&P: Standard & Poor's Ratings Services Group, a division of the McGraw-Hill Companies, Inc., or its successor in interest. References to S&P in any of the documents are only operative if S&P has rated, and is continuing to rate, the Commercial Paper of any Conduit Lender.

      Solvent: When used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

      Subordinated Interest: On any day, an amount equal to the positive difference result, if any, of (a) the Outstanding Principal Amount of Loans on such day divided by the Net Advance Rate on such day less (b) the Outstanding Principal Amount of Loans on such day.

      Subordinated Note: As defined in Section 5.3 of the Sale Agreement.

      Subordinated Security Agreement: The Subordinated Security Agreement, as defined on the second page of this Definitions List.

      Subsidiary: As to any Person, a corporation of which shares of stock having ordinary voting power (other than a stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or a corporation or other entity the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

      Successor Servicer: As defined in Section 8.11 of the Sale Agreement.

      Surety Bond: The financial guaranty insurance policy #CA00332A issued by the Surety Provider on January 9, 2003, to the Collateral Agent for the benefit of the Lenders as endorsed by any endorsements thereto.

      Surety Provider: XLCA, and its permitted successors and assigns in such capacity.

      Surety Provider Defense Costs: All costs and expenses of the Surety Provider (including, without limitation, any costs and expenses of the Group Agents or the Collateral Agent that the Surety Provider may have paid) in connection with any action, proceeding or investigation that could materially adversely affect the rights or obligations of the Surety Provider under the Operative Documents or any other document delivered with respect thereto, including (without limitation) any judgment or settlement entered into affecting the Surety Provider or the Surety Provider's interests, together with interest thereon at a rate equal to the Base Rate plus 1% until paid.

      Target Net Yield: Five percent per annum.

      Taxes: As defined in Section 2.10 of the Credit Agreement.

      Term of the Agreement: As defined in Section 4.1 of the Insurance
Agreement.

      Term of the Surety Bond: Has the meaning assigned to the term "Term of this Surety Bond" in the Surety Bond.

      Title Document: With respect to any Vehicle, the original certificate of title for, or other evidence of ownership (which indicates that the lien of the secured party on the Vehicle is recorded on the original certificate of title) of, such Vehicle issued by the Registrar of Titles in the jurisdiction in which such Vehicle is registered. For Vehicles registered in certain states, the Title Document may consist of electronic evidence of ownership on the electronic lien and title systems of such states.

      Total Commitment: The lesser of (i) $300,000,000 and (ii) the sum of the Group Commitments, as such Total Commitment may be reduced pursuant to Section
2.9 or Section 7.1 of the Credit Agreement, or such other amount agreed upon in writing by the Seller, Recco, the Lenders, the Surety Provider and the Group Agents.

      Transaction: The transactions contemplated by the Operative Documents.

      Transaction Party: The meaning set forth in Section 10.17(c) of the Credit Agreement.

      UCC: The Uniform Commercial Code as in effect in the specified jurisdiction or, if no jurisdiction is specified, as in effect in the state whose law, by agreement of the parties, governs the document or agreement in which the term "UCC" appears.

      Unmatured Wind-Down Event: Any of the events specified in the definition of Wind-Down Event, which, with the giving of notice, the lapse of time, or both, or any other condition, would be a Wind-Down Event.

      Vehicle: Any new or used automobile, van or light truck that secures a Purchased Contract.

      Vehicle Condition Report: The Vehicle Condition Report generated pursuant to Section 4.2(g) of the Sale Agreement.

      Vehicle Dealer: Any seller of automobiles, vans or light trucks that originated one or more of the Contracts and transferred, sold or assigned the respective Contract, to the Seller under a Dealer Assignment.

      VFCC: Variable Funding Capital Corporation, a Delaware corporation, and its successors.

      VFCC Commitment: With respect to the VFCC Lenders, $150,000,000, as such amount may be reduced pursuant to Section 2.9 of the Credit Agreement.

      VFCC Group Agent: Wachovia Securities, and its successors and assigns as Group Agent for the VFCC Lenders.

      VFCC Lenders: VFCC and Wachovia Bank, and their successors and assigns.

      VFCC Liquidity Agreement: The VFCC Liquidity Agreement, as defined on the first page of this Definitions List.

      VFCC Loan: A Loan held by a VFCC Lender pursuant to the Credit Agreement.

      VFCC Note: The Lender Note issued to the VFCC Lenders substantially in the form of Exhibit I to the VFCC Lenders Annex.

      VFCC Outstanding Principal Amount: On any day, with respect to the VFCC Loans, the outstanding principal amount of such VFCC Loans, as reflected on the VFCC Note.

      Wachovia Bank: Wachovia Bank, National Association, a national banking association, and its successors.

      Wachovia Securities: Wachovia Capital Markets, LLC, a Delaware limited liability company, and its successors.

      Wells Fargo Bank: Wells Fargo Bank, National Association, and its successors.

      Wind-Down Date: The earlier to occur of the date on which: (a) a Notice of Wind-Down is given and (b) any Wind-Down Event described in clauses (v), (xiii) or (xxii) of the definition of Wind-Down Event occurs.

      Wind-Down Event: The occurrence of any of the following events; provided that any condition set forth therein has been satisfied:

            (i) The Seller or Recco fails to pay when due any amount payable under any of the Operative Documents and such failure continues for two
      (2) Business Days.

            (ii) Any representation or warranty made or deemed made by the Seller or Recco, in any capacity which is contained in any Operative Document or in any agreement, written report or written information furnished at any time under or required by the Operative Documents shall prove to have been false or incorrect in any material respect on or as of the date made or deemed made.

            (iii) The Seller (i) defaults in any payment of principal of or interest on any Debt in excess of $3,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (ii) defaults in the observance or performance of any other material agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, except when the amount or validity of such Debt is currently being contested in good faith by appropriate proceedings, reserves in the full amount of such contested Debt have been provided on the books of the Seller, such proceedings suspend the collection of such contested Debt from any Collateral and the Seller shall have notified the Surety Provider, the Administrative Agent and the Group Agents in advance of its intention to contest any such Debt and shall have furnished complete information as to such proceedings and reserves to the Surety Provider, the Administrative Agent and the Group Agents and any additional information which the Surety Provider, the Administrative Agent or any Group Agent shall have requested with respect thereto.

            (iv) For any reason, the Sale Agreement shall not or shall cease to create a valid and perfected first priority ownership interest or to transfer legal and equitable title in the Purchased Contracts to Recco, the Security Agreement shall not or shall cease to create a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent (free and clear of any lien in favor of any other Person), or any other Operative Document shall cease to be in full force and effect or cease to be the legal, valid, binding and enforceable obligation of any party thereto.

            (v) (i) The Seller, Recco or any Subsidiary of the Seller shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any such Person shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any of the Seller, Recco or any Subsidiary of the Seller any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days (which grace period shall not apply in the case of Recco); or (iii) there shall be commenced against any of the Seller, Recco or any Subsidiary of the Seller any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof (which grace period shall not apply in the case of Recco); or (iv) any of the Seller, Recco or any Subsidiary of the Seller shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any of the Seller, Recco or any Subsidiary of the Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

            (vi) One or more judgments or decrees shall have been entered against Recco, or one or more judgments or decrees in excess of $2,000,000 shall have been entered against the Seller or any shareholder or Affiliate of the Seller (other than Recco) which is not paid, bonded, stayed or covered by insurance within thirty (30) days thereof.

            (vii) If at any time Recco shall become liable for environmental remediation or compliance expenses or fines, penalties or other charges related to environmental matters in excess of $50,000.

            (viii) Any of Recco, the Seller or any ERISA Affiliate thereof, (i) shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Controlling Party, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Seller or Recco or any ERISA Affiliate shall, or in the reasonable opinion of the Controlling Party is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Plan, or (vi) Seller, Recco or any of their ERISA Affiliates shall, for the first time become obligated to contribute or incur any other liability with respect to a Plan which is subject to the provisions of Title IV of ERISA if, in the reasonable opinion of the Controlling Party, such liability or obligation is or may be material; and in each case in clauses (i) through
      (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably likely to, in the Controlling Party's sole discretion, (A) subject the Seller or any ERISA Affiliate (other than Recco) to any tax, penalty or other liability, which tax, penalty or other liability has or is reasonably likely to have a Material Adverse Effect or
      (B) subject Recco to any tax, penalty or other liability.

            (ix) Any financial statement delivered pursuant to the Operative Documents and reported on by Grant Thornton LLP or other Independent certified public accountants of nationally recognized standing shall contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit.

            (x)     A Material Adverse Effect from the date hereof.

            (xi) A material adverse change from the date hereof in the collectibility of the Purchased Contracts taken as a whole.

            (xii) A material adverse change from the date hereof in the ability of the Seller to act as Servicer or the Servicer shall not perform its obligations as Servicer in a manner conforming to the terms of the Sale Agreement as reasonably determined by the Controlling Party.

            (xiii) Recco becomes an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

            (xiv) On any Determination Date, the Net Advance Rate does not equal or exceed 92%.

            (xv) A Borrowing Base Deficiency shall occur and remain uncured for more than one Business Day.

            (xvi) An "event of default" under any of the Operative Documents, including, without limitation, any Servicer Termination Event.

            (xvii) The Servicer resigns, other than pursuant to Section 8.5(b), of the Sale Agreement.

            (xviii) Recco shall fail to provide any information required to be provided by Section 5.13 of the Credit Agreement by the time required thereby.

            (xix) The Seller shall fail to comply with or observe any covenant contained in Section 4.5 or 4.6 of the Sale Agreement.

            (xx)    The delivery of a Servicer Termination Notice.

            (xxi) The Seller, the Servicer or Recco shall default in the observance or performance of any other term, condition or covenant (not specifically referenced in any other clause of this definition) under the Operative Documents and such failure to observe or perform continues for ten (10) Business Days.

            (xxii) Failure by the Seller and Recco to maintain or cause to be maintained Interest Rate Hedge Mechanisms in accordance with Section 5.14 of the Credit Agreement.

            (xxiii) The occurrence of a servicer termination event, trigger event, event of default, liquidation event, wind-down event or other event, circumstance or condition of similar nature and consequence with respect to any transaction insured by the Surety Provider relating to automobile contracts originated and/or acquired by the Seller.

      Withdrawal Notice: As defined in Section 2.4(c) of the Credit Agreement.

      Withdrawing Lender: As defined in Section 2.4(c) of the Credit Agreement.

      Working Day: Any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

      XLCA: XL Capital Assurance Inc., a New York corporation, and its successors.

                                                                         ANNEX A

                               VFCC LENDERS ANNEX

I.    Defined Terms

      Defined terms not otherwise defined herein shall have the meanings ascribed thereto in the Definitions List.

      Alternative Rate: An interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.

      Base Rate: On any date of determination, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and, (b) the Federal Funds Rate most recently determined by the VFCC Group Agent plus 0.50% per annum.

      CP Rate: For any day during any Interest Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by VFCC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by VFCC maturing on dates other than those certain dates on which VFCC is to receive funds) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the VFCC Group Agent (on behalf of VFCC) to fund or maintain the VFCC Lender's Loans during such period, as determined by the VFCC Group Agent (on behalf of VFCC) and reported to Recco, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the VFCC Group Agent (on behalf of VFCC) and (ii) other borrowings by VFCC, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the VFCC Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

      Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the VFCC Group Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the VFCC Group Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time.

      LIBOR Rate: For any day during any Interest Period, an interest rate per annum on the Rate Setting Day equal to:

            (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 A.M. (London time) on the Business Day which is the second Business Day immediately preceding the applicable Loan date (with respect to the initial Interest Period) and as of the second Business Day immediately preceding the first day of the applicable Interest Period (with respect to all subsequent Interest Periods); or

            (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by the VFCC Group Agent at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by the VFCC Group Agent to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 A.M. (Charlotte, North Carolina time) on such day.

      Prime Rate: The rate announced by the VFCC Group Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the VFCC Group Agent in connection with extensions of credit to debtors.

II. VFCC Note. The Lender Note with respect to the VFCC Lenders shall be made payable to the order of "Wachovia Capital Markets, LLC, as the Group Agent for the VFCC Lenders (the "VFCC Group Agent") for the benefit of the VFCC Lenders. "

                         EXHIBIT I TO VFCC LENDERS ANNEX

                               [FORM OF VFCC NOTE]

                                                                January 29, 2004
$150,000,000                                                  New York, New York

      FOR VALUE RECEIVED, the undersigned, Onyx Acceptance Receivables Corporation, a Delaware corporation ("Recco"), promises to pay to the order of Wachovia Capital Markets, LLC, as the Group Agent for the VFCC Lenders (the "VFCC Group Agent"), for the benefit of the VFCC Lenders, on the date specified in Section 2.2 of the Credit Agreement hereinafter referred to, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000), or, if less, the aggregate unpaid principal amount of all Loans made by the VFCC Lenders (the "VFCC Loans") to Recco pursuant to the Credit Agreement, as set forth on the attached Schedule I, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Loans from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Credit Agreement and each other date specified in the Credit Agreement.

      The VFCC Group Agent is authorized to record, on the schedule annexed hereto and made a part hereof or on other appropriate records of the VFCC Group Agent the date and amount of each VFCC Loan made by the Lenders, each continuation thereof, the interest rate from time to time on each VFCC Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the VFCC Group Agent to make any such recordation (or any error in such recordation) shall not affect the obligations of Recco hereunder or under the Credit Agreement in respect of the VFCC Loans.

      This Lender Note is one of the Lender Notes referred to in the Amended and Restated Credit Agreement dated as of January 29, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Recco, CDC Financial Products, Inc., as Administrative Agent, the Conduit Lenders parties thereto, the Committed Lenders parties thereto and the respective Group Agents, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

      This Lender Note is subject to optional and mandatory prepayment as provided in the Credit Agreement.

      Upon the occurrence of the Wind-Down Date, the VFCC Group Agent shall have all of the remedies specified in the Credit Agreement. Recco hereby waives presentment, demand, protest and all notices of any kind.

      THIS LENDER NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LENDER NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS, BUT WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                               ONYX ACCEPTANCE RECEIVABLES
                                               CORPORATION

                                               By ______________________________
                                                  Name:
                                                  Title:

                                  Schedule I to

                                   LENDER NOTE

                  Principal of                           Prepayment of
    Date             Loans         Interest on Loans         Loans           Notation By
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------

DATED:

                                                                         ANNEX B

                              EIFFEL LENDERS ANNEX

      Defined terms not otherwise defined herein shall have the meanings ascribed thereto in the Schedule of Definitions.

Alternative Rate: Means:

            (a) for any Interest Period while the LIBOR Rate is unavailable pursuant to Section 2.6(d) of the Credit Agreement, an interest rate per annum equal to the Base Rate,

            (b) for any Interest Period until the applicable Lender has received not less than three (3) Business Days' prior notice that Recco wishes to select a LIBOR Rate, an interest rate per annum equal to the Base Rate, and

            (c) at all other times, an interest rate per annum equal to the LIBOR Rate applicable to such Interest Period.

      Base Rate: On any date of determination, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and, (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum.

      CP Rate: With respect to any funding made by Eiffel with the proceeds of Commercial Paper Notes, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to the term of such funding may be sold by any Commercial Paper Dealer selected by Eiffel, which rate shall incorporate applicable Commercial Paper Dealer fees and commissions and other paying agent and sub-agency fees; provided that if the rate (or rates) as agreed between any such Commercial Paper Dealer and Eiffel is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from such Conduit Lender's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

      Federal Funds Rate: means, for any period, the per annum rate set forth in the weekly statistical release designated as H. 15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publications, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

      LIBOR Rate: For any Interest Period, the rate per annum on the Rate Setting Day of such Interest Period shown on page 3750 of Telerate or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 A.M. (London time); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for one month are displayed on page "LIBOR" of the Reuters Screen as of 11:00 A.M. (London time) on the Rate Setting Day (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two (2) such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by the Administrative Agent at approximately 11:00 A.M. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

      Prime Rate: As of any date of determination, the rate of interest most recently published in The Wall Street Journal as the "prime rate" of such date of determination.

II. Eiffel Note. The Lender Note issued to the Eiffel Lenders shall be made payable to the order of "Auer & Co., as designee of Deutsche Bank Trust Company Americas, Collateral Agent for the benefit of the Eiffel Lenders and other parties.

                        EXHIBIT I TO EIFFEL LENDERS ANNEX

                              [FORM OF EIFFEL NOTE]

                                                                January 29, 2004
$150,000,000                                                  New York, New York

      FOR VALUE RECEIVED, the undersigned, Onyx Acceptance Receivables Corporation, a Delaware corporation ("Recco"), promises to pay to the order of Auer & Co., a designee of Deutsche Bank Trust Company Americas, Collateral Trustee for Eiffel, for the benefit of the Eiffel Lenders (as such term is defined below), on the date specified in Section 2.2 of the Credit Agreement hereinafter referred to, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000), or, if less, the aggregate unpaid principal amount of all Eiffel Loans made by the Eiffel Lenders (the "Eiffel Loans")to Recco pursuant to the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Loans from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Credit Agreement and each other date specified in the Credit Agreement.

      The Eiffel Group Agent is authorized to record, on the schedule annexed hereto and made a part hereof or on other appropriate records of the Eiffel Group Agent the date and amount of each Eiffel Loan made by the Lenders, each continuation thereof, the interest rate from time to time on each Eiffel Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Administrative Agent to make any such recordation (or any error in such recordation) shall not affect the obligations of Recco hereunder or under the Credit Agreement in respect of the Eiffel Loans.

      This Lender Note is one of the Lender Notes referred to in the Amended and Restated Credit Agreement dated as of January 29, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Recco, CDC Financial Products, Inc., as Administrative Agent, the Conduit Lenders parties thereto, the Committed Lenders parties thereto and the respective Group Agents, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

      This Lender Note is subject to optional and mandatory prepayment as provided in the Credit Agreement.

      Upon the occurrence of the Wind-Down Date, the Administrative Agent shall have all of the remedies specified in the Credit Agreement. Recco hereby waives presentment, demand, protest and all notices of any kind.

      THIS LENDER NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LENDER NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                             ONYX ACCEPTANCE RECEIVABLES
                                             CORPORATION

                                             By ________________________________
                                                Name:
                                                Title:

                                  Schedule I to

                                   LENDER NOTE

                  Principal of                           Prepayment of
    Date             Loans         Interest on Loans         Loans           Notation By
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------
------------     --------------    -----------------    ---------------    ---------------

DATED:

                                    EXHIBIT D

                               NOTICE OF BORROWING

                                     [Date]

CDC Financial Products, Inc.
9 West 57h Street
New York, New York 10019
Attention: Adil Nathani

Variable Funding Capital Corporation
c/o Wachovia Capital Markets, LLC
201 S. College Street, NC5708
Charlotte, NC 28288-5708
Attention: Perry Brown

      Onyx Acceptance Receivables Corporation hereby requests that the Lenders make a Loan to it on [insert Borrowing Date] in the amount of [amount of Loan requested] by placing the proceeds of such Loan on wire transmission to the Recco Account by 2:00 P.M. (New York time) on [insert Borrowing Date] (capitalized terms used herein have the meaning assigned to them in the Amended and Restated Credit Agreement dated as of January 29, 2004, as amended, modified or supplemented from time to time). The Eiffel Lenders' Share of the Loan shall be [insert Eiffel Lenders' Share] and the VFCC Lenders' Share of the Loan shall be [insert VFCC Lenders' Share]. Onyx Acceptance Receivables Corporation hereby certifies as of the date hereof that (i) the representations and warranties made in Section 3.1 of the Credit Agreement are true and correct on and as of the Borrowing Date for such Loan, both before and after giving effect to such Loan,
(ii) each of the representations and warranties made in the Operative Documents by the Seller and the Servicer (if the Seller or any Affiliate of the Seller) are true and correct on and as of the Borrowing Date for such Loan, both before and after giving effect to such Loan and (iii) that each condition precedent to the making of such Loan, as described in Section 4.2 of the Credit Agreement, has been satisfied. The most recently delivered Daily Report (which, if not heretofore delivered, is attached) contains a true, correct and complete calculation of the Borrowing Base and all components thereof. After giving effect to the Loans to be made on the Borrowing Date for such Loans (and any transfer of Purchased Contracts to Recco on such Borrowing Date), no Borrowing Base Deficiency shall exist.

                                             ___________________________________
                                             BY: [RESPONSIBLE OFFICER OF RECCO]
                                             TITLE:

                                             Dated:
cc: XL Capital Assurance Inc.
    1221 Avenue of the Americas
    New York, New York 10020
    Attention: Surveillance

                                    EXHIBIT E

                               SECURITY AGREEMENT

                                    EXHIBIT F

                           FORM OF LOCK-BOX AGREEMENT

                                    EXHIBIT G

             [FORM OF INTEREST RATE HEDGE ASSIGNMENT ACKNOWLEDGMENT]

                                                                          [Date]

[Name of Hedge Counterparty]
[Address of Hedge Counterparty]
Attention: ___________________

      Re: ISDA Master Agreement and Schedule, dated as of _______________ (as amended, the "Hedge Agreement"), between [Name of Hedge Counterparty] (the "Counterparty") and Onyx Acceptance Receivables Corporation ("Company")

Ladies and Gentlemen:

      Company hereby notifies you that Company has assigned to JPMorgan Chase Bank, as Collateral Agent (the "Collateral Agent"), under the Financing Agreement identified below, all of its right, title and interest in and to any interest rate hedge (each, a "Hedge") entered into pursuant to the Hedge Agreement, including, without limitation, (i) all rights of Company to receive moneys due and to become due under or pursuant to the Hedges, (ii) claims of Company for damages arising out of or for breach of or default under the Hedges,
(iii) the right of Company to terminate the Hedges or the Hedge Agreement, and to compel performance and otherwise exercise all remedies thereunder, and (iv) all proceeds of any and all of the foregoing (the assignment of all right, title and interest of Company in and to the Hedges and the Hedge Agreement being referred to as the "Assigned Rights").

      As used herein, "Financing Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of January 29, 2004, by and among Onyx Acceptance Receivables Corporation, Eiffel Funding, LLC, as Conduit Lender, CDC Financial Products Inc., as Committed Lender, Eiffel Group Agent and Administrative Agent, Variable Funding Capital Corporation, as Conduit Lender, Wachovia Bank, National Association, as Committed Lender and Wachovia Capital Markets, LLC, as VFCC Group Agent as the same may from time to time be amended, supplemented or otherwise modified and in effect. Capitalized terms used but not defined herein shall have the meanings set forth in the Financing Agreement.

      The Counterparty hereby agrees that, until the Counterparty receives written notice from the Collateral Agent to the contrary, the Counterparty shall make all payments under the Hedge Agreement and the Hedges to the Company. Upon the Counterparty's receipt of written notice from the Collateral Agent, (i) the Counterparty will cease to make any such payments to the Company, and shall make all such payments only to the Collateral Agent or as the Collateral Agent may from time to time direct, and (ii) the Collateral Agent shall be entitled to exercise any and all rights and remedies of Company under the Hedge Agreement and the Hedges to receive such payments in accordance with the terms hereof.

      All payments to be made under the Hedge Agreement and the Hedges by the Counterparty shall be made by the Counterparty irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (other than netting for payments owing by Company thereunder in accordance with the terms of the Hedge Agreement and the Hedges) and shall be final, and the Counterparty will not seek to recover from the Collateral Agent or any Person for any reason any such payment once made.

      Notwithstanding the foregoing, (a) Company shall remain liable under the Hedge Agreement and each Hedge to perform all of its duties and obligations thereunder to the same extent as if this Acknowledgment had not been executed,
(b) the exercise by the Collateral Agent of any of the rights hereunder shall not release Company from any of its duties or obligations under the Hedge Agreement or any Hedge, and (c) neither the Collateral Agent nor the Lenders shall have any obligation or liability under the Hedge Agreement or any Hedge by reason of this Acknowledgment, nor shall any of them be obligated to perform any of the obligations or duties of Company thereunder or to take any action to collect or enforce any claim for payment thereunder.

      Company shall not, without the prior written consent of the Collateral Agent and the Controlling Party (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Assigned Rights, or create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Assigned Rights, except for the assignment acknowledged hereby; (ii) cancel or terminate the Hedge Agreement or any Hedge or consent to or accept any cancellation or termination thereof; (iii) amend or otherwise modify the Hedge Agreement or any Hedge or give any consent, waiver or approval thereunder; (iv) waive any default under or breach of the Hedge Agreement or any Hedge; or (v) take any other action in connection with the Hedge Agreement or any Hedge which would impair the value of the interest or rights of Company thereunder or which would impair the interests or rights of the Collateral Agent for the benefit of the holders of the Obligations.

      No amendment or waiver of any provision hereof, and no consent to any departure by Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, Company, the Controlling Party and the Counterparty, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      This letter agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed the same instrument.

      This letter agreement shall be binding upon Company and the Counterparty and their respective successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the Lenders, and their respective successors, transferees and assigns. This letter agreement shall be governed by and construed in accordance with the law (including Section 5-1401 of the General Obligations Laws of New York but otherwise without regard to conflicts of law provisions) of the State of New York.

                                           ONYX ACCEPTANCE RECEIVABLES
                                           CORPORATION

                                           By __________________________________
                                              Name:
                                              Title:

Agreed:

[NAME OF HEDGE COUNTERPARTY]

By: ____________________________
    Name:
    Title:

                                    EXHIBIT H

                        FORM OF ASSIGNMENT AND ACCEPTANCE

      (a) Reference is made to the Amended and Restate Credit Agreement dated as of January 29, 2004 among, among Onyx Acceptance Receivables Corporation ("Recco"), CDC Financial Products, Inc. ("CDC FP"), as Administrative Agent (the "Administrative Agent"), the Conduit Lenders party thereto, the Committed Lenders party thereto, and the respective Group Agents (as amended, restated modified or supplemented from time to time the "Credit Agreement"). Terms defined in the Credit Agreement are used in this Assignment and Acceptance Agreement (this "Assignment") with the same meaning.

            ___________ (the "Assignor") and ________________ (the "Assignee")
and ___________ , as Group Agent for the Assignee and the Assignee's Lender Group (the "Assignee Group Agent") agree as follows:

1. In consideration of the payment in the amount of $_________ (the "Purchase Amount"), the Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, a % pro rata interest in and to all of the Assignor's right, title and interest in and to the Lender Note of the Lender Group of which Assignor is a member (the "Related Group"), the proceeds with respect thereto and all of the Assignor's rights and obligations under the Credit Agreement and the other Transaction Documents with respect thereto (collectively, the "Assigned Interests"). After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth on the signature page hereto.

2. The Assignor and Assignee thereunder confirm to and agree with each other and the other parties to the Credit Agreement as follows: (a) the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Transaction Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Transaction Documents or any such other instrument or document; (b) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Recco, Onyx or the Surety Provider or the performance or observance by Recco, Onyx or the Surety Provider of any of their respective obligations under the Credit Agreement or the other Transaction Documents, as applicable, or any other instrument or document furnished pursuant thereto; (c) the Assignee confirms that it has received a copy of the Credit Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase such Assigned Interest; (d) the Assignee has and will, independently and without reliance upon the Administrative Agent, the Assignee Group Agent or any other Group Agent or any of their Affiliates, or the Assignor and based on such agreements, documents and information as it shall have or shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Transaction Documents; (e) such Assignee appoints and authorizes the

      Administrative Agent and the Assignee Group Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under the Credit Agreement, the other Transaction Documents and the related Lender Note; (f) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Transaction Documents are required to be performed by it as the Assignee of the Assignor; (g) such Assignee agrees that it will not institute against the Lenders any proceeding of the type referred to in Section 10.15(a) of the Credit Agreement prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Conduit Lenders. (h) the Assignor and Assignee agree to reimburse the Administrative Agent and each Group Agent, as applicable, for all fees, costs and expenses incurred by such in connection with the assignment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and each Group Agent, as applicable), and (i) the Assignee agrees to be bound by the confidentiality provisions of Section 10.17 of the Credit Agreement.

3. The effective date for this Assignment (the "Effective Date") shall be the later of (a) the date on which the Issuer, the Agent, the Assignee Group Agent and, unless Wind-Down Event shall have occurred and be continuing, Recco and Onyx, receive a fully executed copy of this Assignment and the written consents of the Administrative Agent and, unless Wind-Down Event shall have occurred and be continuing, Recco and Onyx, (b) the date of receipt of the Purchase Amount and (c) the date of this Assignment. Following the execution of this Assignment including the written consents of the of the Administrative Agent and, unless Wind-Down Event shall have occurred and be continuing, Recco and Onyx, the Assignor shall promptly deliver this Assignment to the Assignee and to the Administrative Agent and the Assignor's related Group Agent for acceptance and recording, and shall promptly deliver copies to each non-assigning Lender of the related Lender Group. The Assignor shall confirm the Effective Date in writing to the Assignor Agent and the Administrative Agent.

4. Upon such acceptance and recording, as of the Effective Date, (a) the Assignee shall have all of the rights and obligations of the Assignor hereunder and under the other Transaction Documents to which such Assignor is or, immediately prior to such assignment, was a party with respect to such Assigned Interest for all purposes of the Credit Agreement and under the other Transaction Documents to which such Assignor is or, immediately prior to such assignment, was a party (it being understood that the Lenders shall be obligated to fund Loans under the Credit Agreement in accordance with the terms thereof, notwithstanding that the Purchasers are not so obligated, and (b) the Assignor shall relinquish its rights with respect to such Assigned Interest for all purposes of the Credit Agreement and under the other Transaction Documents to which such Assignor is or, immediately prior to such assignment, was a party.

5. Upon such acceptance and recording, from and after the Effective Date, Recco shall make all payments under the Credit Agreement in respect of the Assigned Interest assigned hereby (including, without limitation, all payments in respect of such interest in the Loans of the related Lender Group, interest and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

6. The defined terms set forth on Annex A hereto (the "Assignee Lender Annex") shall be applicable to the Assignee and the Assignee's Lender Group under the Credit Agreement and the other Transaction Documents. Upon the Effective Date, if the Assignee's Lender Group is an Additional Lender Group, Recco shall issue a Lender Note for the Additional Lender Group substantially in the form set forth in the Assignee Lender Annex.

6. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Assignment by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized as of the ____ day of ______, 20__. Remaining [NAME OF ASSIGNOR] Commitment

$____________
                                         By: _________________________________
                                             Name:
                                             Title:

Commitment                               [NAME OF ASSIGNEE]

$____________

                                         By: _________________________________
                                             Name:
                                             Title:

                                             Address for notices:
                                                  [Address]

                                         [NAME OF ASSIGNEE GROUP AGENT]

                                             Address for notices and Account for
                                             payments:
                                                  [Address]
                                                  [Account]

Consented to this __ day
of _________, 20__

ONYX ACCEPTANCE CORPORATION

By: _______________________________
    Name:
    Title:

ONYX ACCEPTANCE RECEIVABLES CORPORATION, as Borrower

By: _______________________________
    Name:
    Title:

CDC FINANCIAL PRODUCTS, INC.,
as Administrative Agent

By: _______________________________
    Name:
    Title:

                                    EXHIBIT I

                                HEDGE SPREADSHEET

                                    EXHIBIT J

                       ISDA MASTER AGREEMENT AND SCHEDULE

                                    EXHIBIT K

                            FORM OF JOINDER AGREEMENT

                                      G-2